AMENDED AND RESTATED
                                CREDIT AGREEMENT



                                      among

                           PRAEGITZER INDUSTRIES, INC.
                                   as Borrower



                            THE LENDERS NAMED HEREIN,
                                   as Lenders



                          KEYBANK NATIONAL ASSOCIATION,
                            as Administrative Lender
                                   as L/C Bank
                               as Swingline Lender

                                       and

                             HELLER FINANCIAL, INC.,
                              as Syndication Agent



                         TOTAL COMMITMENT -- $40,000,000



                                  April 8, 1999

                                    CONTENTS

ARTICLE I.   DEFINITIONS ...................................................  1
---------

    SECTION 1.1   DEFINED TERMS ............................................  1

    SECTION 1.2   HEADINGS ................................................. 18

ARTICLE II.  THE CREDITS ................................................... 19
----------

    SECTION 2.1   REVOLVING CREDITS ........................................ 19

    SECTION 2.2   LETTER OF CREDIT FACILITY ................................ 21

    SECTION 2.3   INTEREST/FEES ............................................ 24

    SECTION 2.4   INTEREST OPTIONS ......................................... 25

    SECTION 2.5   OTHER PAYMENT TERMS ...................................... 26

    SECTION 2.6   FUNDING .................................................. 27

    SECTION 2.7   PRO RATA TREATMENT ....................................... 28

    SECTION 2.8   CHANGE OF CIRCUMSTANCES .................................. 29

    SECTION 2.9   TAXES ON PAYMENTS ........................................ 31

    SECTION 2.10  DUTY TO MITIGATE, ASSIGNMENT OF COMMITMENTS
                  UNDER CERTAIN CIRCUMSTANCES .............................. 32

    SECTION 2.11  FUNDING LOSS INDEMNIFICATION ............................. 32

    SECTION 2.12  AUTHORIZED REPRESENTATIVES ............................... 33

ARTICLE III. COLLECTION AND ADMINISTRATION ................................. 34
-----------

    SECTION 3.1   CASH COLLATERAL ACCOUNT .................................. 34

    SECTION 3.2   STATEMENTS ............................................... 34

    SECTION 3.3   PAYMENTS ................................................. 35

                                                                         PAGE i

ARTICLE IV.  SECURITY ...................................................... 35
----------

    SECTION 4.1   GRANT OF SECURITY INTEREST ............................... 35

    SECTION 4.2   PERFECTION; DUTY OF CARE ................................. 35

    SECTION 4.3   SUBORDINATION ............................................ 36

ARTICLE V.   REPRESENTATIONS AND WARRANTIES ................................ 37
---------

    SECTION 5.1   LEGAL STATUS; SUBSIDIARIES ............................... 37

    SECTION 5.2   AUTHORIZATION AND VALIDITY ............................... 37

    SECTION 5.3   NO VIOLATION ............................................. 37

    SECTION 5.4   LITIGATION ............................................... 38

    SECTION 5.5   CORRECTNESS OF FINANCIAL STATEMENT ....................... 38

    SECTION 5.6   TAXES .................................................... 38

    SECTION 5.7   NO SUBORDINATION ......................................... 38

    SECTION 5.8   ERISA .................................................... 38

    SECTION 5.9   OTHER OBLIGATIONS ........................................ 39

    SECTION 5.10  ENVIRONMENTAL MATTERS .................................... 39

    SECTION 5.11  LIENS .................................................... 39

    SECTION 5.12  NO BURDENSOME RESTRICTIONS; NO DEFAULTS .................. 39

    SECTION 5.13  NO OTHER VENTURES ........................................ 39

    SECTION 5.14  INVESTMENT COMPANY ACT ................................... 40

    SECTION 5.15  INSURANCE ................................................ 40

    SECTION 5.16  LABOR MATTERS ............................................ 40

    SECTION 5.17  FORCE MAJEURE ............................................ 41

                                                                        PAGE ii

    SECTION 5.18  INTELLECTUAL PROPERTY .................................... 41

    SECTION 5.19  CERTAIN INDEBTEDNESS ..................................... 41

    SECTION 5.20  SOLVENCY ................................................. 41

    SECTION 5.21  TRUTH, ACCURACY OF INFORMATION ........................... 42

    SECTION 5.22  CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS ............... 42

    SECTION 5.23  ACCOUNTS ................................................. 42

    SECTION 5.24  FISCAL YEAR .............................................. 42

ARTICLE VI.  CONDITIONS .................................................... 42
----------

    SECTION 6.1   CONDITIONS OF INITIAL EXTENSION OF CREDIT ................ 42

    SECTION 6.2   CONDITIONS OF EACH EXTENSION OF CREDIT ................... 44

ARTICLE VII. AFFIRMATIVE COVENANTS ......................................... 45
-----------

    SECTION 7.1   PUNCTUAL PAYMENTS ........................................ 45

    SECTION 7.2   ACCOUNTING RECORDS ....................................... 45

    SECTION 7.3   FINANCIAL STATEMENTS AND REPORTS ......................... 45

    SECTION 7.4   COMPLIANCE ............................................... 47

    SECTION 7.5   INSURANCE ................................................ 47

    SECTION 7.6   FACILITIES ............................................... 48

    SECTION 7.7   TAXES AND OTHER LIABILITIES .............................. 48

    SECTION 7.8   LITIGATION ............................................... 49

    SECTION 7.9   NOTICE TO ADMINISTRATIVE LENDER .......................... 49

                                                                       PAGE iii

    SECTION 7.10  CONDUCT OF BUSINESS ...................................... 49

    SECTION 7.11  PRESERVATION OF CORPORATE EXISTENCE, ETC. ................ 50

    SECTION 7.12  ACCESS ................................................... 50

    SECTION 7.13  PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS........... 51

    SECTION 7.14  FISCAL YEAR; ACCOUNTING PRACTICES ........................ 51

    SECTION 7.15  ENVIRONMENTAL ............................................ 51

    SECTION 7.16  FINANCIAL CONDITION ...................................... 51

    SECTION 7.17  LIENS .................................................... 53

    SECTION 7.18  INTEREST RATE PROTECTION ................................. 53

    SECTION 7.19  FURTHER ASSURANCES ....................................... 53

ARTICLE VIII. NEGATIVE COVENANTS ........................................... 54
------------

    SECTION 8.1   LIENS .................................................... 54

    SECTION 8.2   INDEBTEDNESS ............................................. 54

    SECTION 8.3   RESTRICTED PAYMENTS, REDEMPTIONS ......................... 55

    SECTION 8.4   MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC. ........... 55

    SECTION 8.5   INVESTMENTS IN OTHER PERSONS ............................. 56

    SECTION 8.6   CHANGE IN NATURE OF BUSINESS ............................. 57

    SECTION 8.7   GUARANTIES ............................................... 57

    SECTION 8.8   PLANS .................................................... 57

    SECTION 8.9   CANCELLATION OF INDEBTEDNESS OWED TO IT .................. 57

                                                                        PAGE iv

    SECTION 8.10  MARGIN REGULATIONS ....................................... 57

    SECTION 8.11  ENVIRONMENTAL ............................................ 57

    SECTION 8.12  TRANSACTIONS WITH AFFILIATES ............................. 58

    SECTION 8.13  NEW COLLATERAL LOCATION; NAME CHANGE ..................... 58

ARTICLE IX.  EVENTS OF DEFAULT ............................................. 58
----------

    SECTION 9.1   EVENTS OF DEFAULT ........................................ 58

    SECTION 9.2   REMEDIES ................................................. 62

    SECTION 9.3   ADMINISTRATIVE LENDER AS BORROWER'S ATTORNEY ............. 64

ARTICLE X.   ADMINISTRATIVE LENDER ......................................... 65
---------

    SECTION 10.1  AUTHORIZATION AND ACTION ................................. 65

    SECTION 10.2  RELIANCE BY ADMINISTRATIVE LENDER ........................ 66

    SECTION 10.3  DEFAULTS ................................................. 66

    SECTION 10.4  INDEMNIFICATION .......................................... 66

    SECTION 10.5  NON-RELIANCE ON ADMINISTRATIVE LENDER .................... 67

    SECTION 10.6  SUCCESSOR ADMINISTRATIVE LENDER .......................... 68

    SECTION 10.7  ADMINISTRATIVE LENDER IN ITS INDIVIDUAL CAPACITY........... 68

    SECTION 10.8  MATTERS REGARDING COLLATERAL ............................. 68

    SECTION 10.9  AGENCY FOR PERFECTION .................................... 69

    SECTION 10.10 EXERCISE OF REMEDIES ..................................... 70

    SECTION 10.11 SYNDICATION AGENT ........................................ 70

                                                                         PAGE v

ARTICLE XI.  MISCELLANEOUS ................................................. 70
----------

    SECTION 11.1  NOTICES .................................................. 70

    SECTION 11.2  COSTS, EXPENSES, ATTORNEYS' FEES ......................... 71

    SECTION 11.3  INDEMNIFICATION .......................................... 71

    SECTION 11.4  WAIVERS, AMENDMENTS ...................................... 72

    SECTION 11.5  SUCCESSORS AND ASSIGNS ................................... 73

    SECTION 11.6  SETOFF ................................................... 76

    SECTION 11.7  NO WAIVER; CUMULATIVE REMEDIES ........................... 76

    SECTION 11.8  ENTIRE AGREEMENT, AMENDMENT .............................. 77

    SECTION 11.9  NO THIRD PARTY BENEFICIARIES ............................. 77

    SECTION 11.10 TIME ..................................................... 77

    SECTION 11.11 SEVERABILITY OF PROVISIONS ............................... 77

    SECTION 11.12 GOVERNING LAW ............................................ 77

    SECTION 11.13 SUBMISSION TO JURISDICTION ............................... 77

    SECTION 11.14 WAIVER OF JURY TRIAL ..................................... 78

    SECTION 11.15 COUNTERPARTS ............................................. 78

    SECTION 11.16 OREGON STATUTORY NOTICE .................................. 79


                                    SCHEDULES

I        Lenders
II       Disclosure Schedule
III.     Pricing Schedule

                                    EXHIBITS

A        Borrowing Base Certificate
B        Note
C        Notice of Borrowing
D        Letter of Credit Request
E        Notice of Conversion or Continuation
F        Notice of Authorized Representatives
G        Form of Chief Financial Officer's Certificate
H        Assignment Agreement
I        Excluded Equipment


                                                                        PAGE vi

                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 8, 1999, by and among PRAEGITZER INDUSTRIES, INC., an Oregon corporation, ("Borrower"), each of the financial institutions from time to time listed on
Schedule I attached hereto, as amended from time to time (collectively "Lenders"), KEYBANK NATIONAL ASSOCIATION ("KeyBank"), as the administrator for the Lenders (in such capacity, "Administrative Lender"), and HELLER FINANCIAL, INC., a Delaware corporation ("Heller"), as Syndication Agent.

                                    RECITALS

     Borrower and KeyBank are parties to that certain Credit Agreement dated March 31, 1998 as amended by the First, Second and Third Amendments thereto (collectively, "Existing Credit Agreement"). Borrower has requested that the Existing Credit Agreement be amended in certain respects and has requested the credit facilities described herein.

     KeyBank has elected to assign certain of its rights under the Existing Credit Agreement and desires to evidence those assignments in the form of this Agreement.

     Lenders and Administrative Lender have agreed to continue the credit facilities described in the Existing Credit Agreement provided they are amended and restated in the manner set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Administrative Lender, Lenders and Borrower hereby amend and restate the Existing Credit Agreement in its entirety to read as follows:

                             ARTICLE I. DEFINITIONS
                             ---------

SECTION 1.1  DEFINED TERMS

     All terms defined above shall have the meanings set forth above. Any accounting term used in this Agreement that is not specifically defined herein shall have the meaning customarily given to it under GAAP, and all other terms contained in this Agreement that are not defined herein shall, unless the context indicates otherwise, have the meanings provided in the Code to the extent such terms are defined therein. The following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts" shall have the meaning attributed to the term "accounts" in the Code and shall include, without limitation, all presently existing and hereafter arising rights to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, whether or not they have been earned by performance.

     "Administrative Lender's Office" means (i) initially, Administrative Lender's office designated as such in Schedule I hereto, and (ii) subsequently, such other office designated as such in writing by Administrative Lender to Lenders and Borrower.

     "Agreement" means this Credit Agreement as amended, modified or supplemented from time to time.

     "Applicable Lending Office" means, with respect to each Lender, (i) initially, its office designated as such in Schedule I hereto, and (ii) subsequently, such other office designated as such in writing by such Lender to Administrative Lender.

     "Authorized Representative" means a person designated by Borrower on the most current Notice of Authorized Representatives delivered by Borrower to Administrative Lender as being authorized to request any borrowing or make any interest rate selection on behalf of Borrower hereunder, or to give Administrative Lender any other notice hereunder which is required by the terms hereof to be made through an Authorized Representative.

     "Available Credit" means, at any time, the amount by which the aggregate of the outstanding principal amount of the Loans at such time and the Letter of Credit Obligations at such time is less than the lesser of (a) the Total Commitments or (b) the Borrowing Base.

     "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Borrowing Base" means, as of any date of determination, an amount equal to the following amount:

          (a) 85% of an amount equal to (i) the face amount of the most recently reported outstanding Eligible Accounts less (ii) returns, discounts,

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     claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto;

          (b) plus the lesser of (i) $9,000,000 ("Inventory Sublimit") or
     (ii) 50% of the most recently reported amount of Eligible Inventory valued at the lower of cost (determined on a "first in, first out" basis) or market value; and

          (c) less all Borrowing Base Reserves.

     "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit A attached hereto.

     "Borrowing Base Reserves" means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as either (a) Administrative Lender, in its Good Faith discretion, may, or (b) Administrative Lender, at the direction of Majority Lenders (in their Good Faith discretion) shall, from time to time establish in determining the Borrowing Base to reflect contingencies or risks which may affect the Collateral, the business, business prospects or financial condition of Borrower, or the security of the loans made hereunder.

     "Business Day" means (a) for all purposes other than as covered by clause
(b) below, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Portland, Oregon, Seattle, Washington or Cleveland, Ohio, and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR interest selection or LIBOR Loan, any day that is a Business Day described in clause (a) above and that also is a day for trading by and between banks in U.S. dollar deposits in the London interbank eurocurrency market.

     "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person and its subsidiaries under Capitalized Leases, as determined on a consolidated basis in accordance with GAAP.

     "Cash Collateral Account" has the meaning set forth in Section 3.1.

     "Change of Law" means the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender (or any entity controlling a Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority.

     "Closing Date" means the date of this Agreement.

     "Code" means the Uniform Commercial Code of the State of Oregon as amended from time to time.

     "Collateral" means (a) all of Borrower's property and rights in and to property, including, without limitation, all Rights to Payment, Inventory, General Intangibles, Equipment (except the Equipment described on Exhibit I hereto), Records, money, instruments, chattel paper, deposit accounts, documents and investment property; (b) all products, proceeds, rents and profits of the foregoing; and (c) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which any Borrower now has or hereafter acquires any rights.

     "Commitment" means, as to any Lender, the obligation of such Lender to advance credit hereunder in an aggregate principal amount and/or amount of Letter of Credit Obligations at any one time outstanding not to exceed the amount set opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted pursuant to Section 11.5.

     "Commodity Contracts" means commodity options, futures, swaps, and other similar agreements and arrangements designed to provide protection against fluctuations in commodity prices.

     "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement entered into by such other Person relating to such Indebtedness or Contingent Obligation will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement or liability described under subclauses (i) through (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the lesser of (A) the amount payable under such Contingent Obligation (if quantifiable), or (B) the portion of the obligation so guaranteed or otherwise supported.

     "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

     "Default" means an Event of Default or an event or condition that with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "Disclosure Schedule" means Schedule II attached hereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Eligible Accounts" means those Accounts that either Administrative Lender determines in the Good Faith exercise of its discretion, or Majority Lenders determine in the Good Faith exercise of their discretion, to be eligible for inclusion in the Borrowing Base. General criteria for Eligible Accounts may be established and revised from time to time by Administrative Lender or Majority Lenders in Good Faith. Without limiting such discretion as to other Accounts, the following Accounts shall not be Eligible Accounts:

          (i) Accounts that do not consist of ordinary trade accounts receivable owned by Borrower, payable in cash in United States dollars and arising out of the final sale of Inventory or provision of services in the ordinary course of Borrower's business as presently conducted by it;

          (ii) Accounts with respect to which the services covered thereby have not been rendered or the goods covered thereby have not been delivered to the account debtor or its designee or with respect to which Borrower failed to issue an original invoice at the agreed-upon purchase price to the account debtor promptly after rendering such services or delivering such goods to the account debtor;

          (iii) Accounts that are not due and payable, absolutely and unconditionally, within sixty (60) days from the date of the original invoice applicable thereto;

          (iv) Accounts with respect to which more than ninety (90) days have elapsed since the date of the original invoice applicable thereto;

          (v) Accounts with respect to which the account debtor is an affiliate of Borrower or any officer, employee or agent of the account debtor is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

          (vi) Accounts with respect to which the account debtor is a Governmental Authority, except for those Accounts as to which Borrower has assigned its right to payment thereof to Administrative Lender, and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727);

          (vii) the chief executive office of the account debtor with respect to such Account is not located in the United States of America, unless (A) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Administrative Lender, sufficient to cover such Account, in form and substance satisfactory to Administrative Lender or Majority Lenders and, if required by Administrative Lender or

     Majority Lenders, the original of such letter of credit has been delivered to Administrative Lender or Administrative Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Administrative Lender, (B) such Account is subject to credit insurance payable to Administrative Lender issued by an insurer and on terms and in an amount acceptable to Administrative Lender or Majority Lenders, (C) the account debtor resides in a province of Canada that recognizes Administrative Lender's perfection and enforcement rights as to Accounts by reason of the filing of a UCC-1 in Oregon, or (D) such Account is otherwise acceptable in all respects to Administrative Lender or Majority Lenders (subject to such lending formula with respect thereto as Administrative Lender or Majority Lenders may determine);

          (viii) Accounts for which the prospect of payment or performance by the account debtor is or will be impaired in the Good Faith determination of Administrative Lender;

          (ix) Accounts with respect to which Administrative Lender does not have a valid and prior, fully perfected lien or which are not free of all liens or other claims of all other Persons;

          (x) Accounts with respect to which the account debtor is the subject of bankruptcy or a similar insolvency proceeding, or has made an assignment for the benefit of creditors, or whose assets have been conveyed to a receiver or trustee, or who has failed or suspended or gone out of business;

          (xi) Accounts with respect to which the account debtor's obligation to pay the Accounts is conditional upon the account debtor's approval;

          (xii) Accounts from an account debtor to the extent (and only to the extent) that the account debtor's indebtedness to Borrower (whether evidenced by such Accounts or otherwise) exceeds an amount which is greater than 20% of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to account debtors in connection therewith) of all then outstanding Eligible Accounts;

          (xiii) Accounts owed by a particular account debtor if less than 50% of the aggregate Accounts then owed to Borrower by that account debtor and its affiliates constitute Eligible Accounts;

          (xiv) Accounts of a particular account debtor in excess of a credit limit established as to that account debtor by Borrower or by Administrative Lender or Majority Lenders;

          (xv) Accounts that represent a prepayment or progress payment or a partial payment under an installment contract;

          (xvi) Accounts that are evidenced by a promissory note or other instrument;

          (xvii) Accounts with respect to which the terms or conditions prohibit or restrict assignment or collection rights;

          (xviii) Accounts with respect to which the account debtor is located in any jurisdiction requiring the timely filing by Borrower of a report or document before such Account is created in order to bring suit or otherwise enforce its remedies against such account debtor in the courts or through any judicial process of such jurisdiction, unless Borrower has filed, or is exempt from filing, such a report; and

          (xix) Accounts with respect to which the account debtor is also a creditor of Borrower, but only to the extent of the amount owed by Borrower to such account debtor if such amount is less than the amount of all Accounts with respect to such account debtor that otherwise would be Eligible Accounts.

     Administrative Lender and Majority Lenders shall have the right, but not the duty, to declare particular accounts ineligible. The fact that neither Administrative Lender nor Majority Lenders has declared a particular account ineligible shall not be deemed to be a determination or representation by Administrative Lender or any Lender as to the creditworthiness or financial condition of any account debtor. Because of banking relationships between account debtors of Borrower and Administrative Lender or a Lender, Administrative Lender or a Lender may have information about the creditworthiness of such account debtors; however, neither Administrative Lender nor any Lender shall have any duty to Borrower to disclose information it may have about any of Borrower's account debtors and Borrower shall have no right to rely upon any action or inaction of Administrative Lender or any Lender concerning the creditworthiness or financial condition of Borrower's account debtors. BORROWER HEREBY COVENANTS NOT TO SUE AND TO HOLD HARMLESS LENDERS AND ADMINISTRATIVE LENDER AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FOR AND FROM ANY AND ALL DAMAGES, LIABILITY, OR CLAIMS OF LIABILITY, WHETHER KNOWN OR UNKNOWN, OF

WHATSOEVER NATURE ARISING OUT OF OR BASED IN WHOLE OR IN PART UPON ADMINISTRATIVE LENDER'S OR ANY LENDER'S FAILURE TO DISCLOSE UNFAVORABLE INFORMATION ABOUT AN ACCOUNT DEBTOR OF BORROWER'S TO BORROWER, OR ADMINISTRATIVE LENDER'S OR MAJORITY LENDERS' FAILURE TO TREAT AS INELIGIBLE THE ACCOUNT OF AN ACCOUNT DEBTOR OF BORROWER ABOUT WHOM ADMINISTRATIVE LENDER OR ANY LENDER HAS UNFAVORABLE INFORMATION.

     "Eligible Inventory" means Inventory that either Administrative Lender determines in the Good Faith exercise of its discretion, or Majority Lenders determine in the Good Faith exercise of their discretion, to be eligible for inclusion in the Borrowing Base. General criteria for Eligible Inventory may be established and revised from time to time by Administrative Lender or Majority Lenders in Good Faith. Without limiting such discretion as to other Inventory, the following Inventory shall in any event not constitute Eligible Inventory:

          (i) finished goods that are not held by Borrower for sale as Inventory in the ordinary course of Borrower's business as presently conducted by it or that are obsolete, not in good condition, not of merchantable quality or not salable in the ordinary course of Borrower's business or that are subject to defects that would affect their market value;

          (ii) Inventory that Administrative Lender, in the Good Faith exercise of its discretion, determines, or Majority Lenders in the Good Faith exercise of their discretion, determine to be unacceptable due to age, type, category or quantity;

          (iii) Inventory in transit or otherwise in the possession of any Person other than Borrower, except (subject to any additional requirements imposed by Administrative Lender, in the Good Faith exercise of its discretion, determines, or Majority Lenders in the Good Faith exercise of their discretion, determine to protect Borrower's title thereto or Administrative Lender's Lien therein) goods held in storage solely for the account of Borrower (subject to Administrative Lender's Lien), if the Person in possession has acknowledged in writing Administrative Lender's Lien thereon and has not issued a negotiable document of title as to the goods;

          (iv) Inventory with respect to which Administrative Lender does not have a valid and prior, fully perfected Lien and that is not free of all other Liens, other than Permitted Liens;

          (v) Inventory in the possession of a warehouseman or other bailee if Administrative Lender has not received a bailee letter acceptable to Administrative Lender from such warehouseman or bailee; and

          (vi) Inventory located on premises leased by Borrower if Administrative Lender has not received a landlord's waiver acceptable to Administrative Lender with respect to such premises.

     "Environmental Law" means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.), and their state and local counterparts or equivalents and any applicable transfer of ownership notification or approval statutes.

     "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any violation or alleged violation of an Environmental Law or a Permit, or a Release or threatened Release.

     "Equipment" shall have the meaning attributed to the term "equipment" in the Code and shall include, without limitation, all now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     "Event of Default" has the meaning set forth in Section 9.1 hereof.

     "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate quoted to Administrative Lender on such day by three (3) Federal funds brokers of recognized standing selected by Administrative Lender).

     "Fixed Rate Term" means a period of one, two, three or six months, as designated by Borrower, during which a Loan bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may extend beyond the Maturity Date, and if the last day of a Fixed Rate Term is not a Business Day, such term shall be extended to the next succeeding Business Day, or if the next succeeding Business Day falls in another calendar month, such term shall end on the next preceding Business Day.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner materially consistent with Borrower's December 31, 1998 financial statements.

     "General Intangibles" shall have the meaning attributed to the term "general intangibles" in the Code, and shall include, without limitation, all tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment.

     "Good Faith" means honesty in fact in the conduct or transaction concerned, without regard to whether standards that might be deemed commercially reasonable have been observed.

     "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

     "Governmental Rule" means any applicable law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person, (e) all Obligations of such Person under Other Leases, (f) all Contingent Obligations of such Person, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person with a mandatory repurchase or redemption date of less than ten years from the date of issuance thereof, (h) all obligations of such Person under Interest Rate Contracts and Commodity Contracts, (i) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (j) in the case of Borrower, its obligations under the Loan Documents, (k) all liabilities of such Person that would be shown on a balance sheet of such Person prepared in accordance with GAAP, and (l) all liabilities of such Person in connection with the failure to make when due any contribution or payment pursuant to or under any Plan. For purposes of determining the amount of Indebtedness in a circumstance when the creditor has recourse only to specified assets, the amount shall be the lesser of (i) the amount of such obligation or (ii) the fair market value of such assets.

     "Indemnitees" has the meaning set forth in Section 11.3 hereof.

     "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

     "Inventory" shall have the meaning attributed to the term "inventory" in the Code and, in addition, means all now owned and hereafter acquired inventory, goods, merchandise and other personal property wherever located, while in the possession of Borrower, a bailee, or other Person, furnished under any contract of service or intended for sale or lease, including, without limitation, raw materials, work in process, spare parts, component parts, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same.

     "L/C Bank" means KeyBank.

     "Letter of Credit" means a standby letter of credit issued by L/C Bank pursuant to Section 2.2 hereof.

     "Letter of Credit Agreement" means L/C Bank's standard letter of credit application and documentation modified to such extent, if any, as L/C Bank deems necessary.

     "Letter of Credit Obligations" means, at any time, all liabilities at such time of Borrower to L/C Bank with respect to Letters of Credit, whether or not any such liability is contingent.

     "Letter of Credit Request" has the meaning set forth in Section 2.2(d) hereof.

     "LIBOR" means, for each Fixed Rate Term, the rate per annum (rounded upward if necessary to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:

     LIBOR =               Base LIBOR
                 -------------------------------
                 100% - LIBOR Reserve Percentage

As used herein, (a) "Base LIBOR" means the rate per annum determined by the Administrative Lender to be the offered rate for deposits in U.S. dollars with a term comparable to such Fixed Rate Term that appears on the applicable Telerate Page at approximately 11:00 a.m., London time, two Business Days prior to the beginning of such Fixed Rate Term, and (b) "LIBOR Reserve Percentage" means, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

     "LIBOR Loan" means any Loan that bears interest with reference to LIBOR.

     "LIBOR Margin" means the number of basis points determined in accordance with Schedule III.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or the interest of a lessor under a Capitalized Lease Obligation or any Other Lease.

     "Loan" means an advance made by a Lender to Borrower pursuant to Section
2.1.

     "Loan Documents" means this Agreement, the Letter of Credit Agreements, the Notes and each other agreement, note, notice, document, contract or instrument to which Borrower now or hereafter is a party and is required in connection with this Agreement.

     "Majority Lenders" means any Lender or Lenders having more than sixty percent (60%) (seventy percent (70%) if there are only two Lenders) of the Total Commitments.

     "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrower, (b) the ability of Borrower to perform its obligations under the Loan Documents, or (c) the rights and remedies of the Lenders, L/C Bank, Swingline Lender or the Administrative Lender under the Loan Documents.

     "Maturity Date" means March 31, 2001.

     "Note" means a promissory note executed by Borrower in favor of a Lender or Swingline Lender evidencing Loans, substantially in one of the forms attached as Exhibit B hereto.

     "Notice of Authorized Representatives" has the meaning set forth in Section
2.12 hereof.

     "Notice of Borrowing" has the meaning set forth in Section 2.1(a)(iii) hereof.

     "Notice of Conversion or Continuation" has the meaning set forth in Section 2.4(c) hereof.

     "Obligations" means all of Borrower's obligations under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

     "Other Lease" means any synthetic lease or any financing lease having substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement, but such term shall not include any operating lease.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

     "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.

     "Permitted Liens" means

          (a) Liens arising by operation of law for taxes, assessments or governmental charges not yet due;

          (b) statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not yet due;

          (c) non-consensual Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (d) Liens for taxes or statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials that are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves satisfactory to Administrative Lender have been established;

          (e) Liens listed on the Disclosure Schedule;

          (f) Liens in favor of Administrative Lender;

          (g) purchase money Liens upon or in any property of Borrower and used by Borrower in the ordinary course of business and Liens to secure Capitalized Lease Obligations and Other Leases and any related payment and performance obligations if, in each case, the incurrence of such Indebtedness is permitted by Section 8.2; provided, however, that: (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction and the reasonable fees and expenses relating to such Indebtedness) of the property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and (iii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item;

          (h) Liens existing upon or in any property of Borrower at the time of its acquisition by Borrower, provided such property is used by Borrower in the ordinary course of Borrower's business;

          (i) zoning restrictions, easements, rights of way, survey exceptions, encroachments, covenants, licenses, reservations, leasehold interests, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of Borrower or impair, in any material manner, the use of such property for the purposes for which such property is held by Borrower;

          (j) the interests of lessors or lessees of property leased pursuant to leases permitted hereunder;

          (k) Liens of a depository institution arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off, or similar rights and remedies as to deposit accounts or other funds maintained with such institution, provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by any Government Authority, and (ii) such deposit account is not intended by Borrower to provide collateral to the depository institution;

          (l) judgment Liens to the extent the existence of such Liens is not an Event of Default under Section 9.1(g): and

          (m) Liens arising in connection with Sale/Leaseback Transactions.

     "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

     "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Prime Rate" means, for any day, an interest rate per annum equal to the rate of interest most recently announced within KeyBank at its principal office, as its prime rate, with any change in the prime rate to be effective as of the day such change is announced within KeyBank and with the understanding that the prime rate is one of KeyBank's base rates used to price some loans and may not be the lowest rate at which KeyBank makes any loan, and is evidenced by the recording thereof in such internal publication or publications as KeyBank may designate.

     "Prime Rate Loan" means any Loan that bears interest at the Prime Rate.

     "Ratable Portion" or "ratably" means, with respect to any Lender, the quotient obtained by dividing such Lender's Commitment by the Total Commitments.

     "Records" means all of Borrower's present and future records and books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other Person).

     "Release" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment.

     "Remedial Action" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Revolving Credit Loan" means a Loan made by a Lender to Borrower pursuant to Section 2.1(a).

     "Rights to Payment" means all Accounts, General Intangibles, contract rights, chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, and shall include without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors, monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Administrative Lender or any of its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

     "Sale/Leaseback Transaction" means any transaction in which (i) Borrower conveys Equipment to another Person, (ii) Borrower contemporaneously leases such equipment from such Person, (iii) Borrower at all times retains exclusive use and possession of such Equipment and (iv) the terms of such conveyance and lease are, in Administrative Lender's reasonable judgment, no less favorable to Borrower than those of a commercially reasonable, arm's length sale/leaseback transaction between unrelated parties.

     "Significant Subsidiary" means any Subsidiary having at least $1,000,000 of assets.

     "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or other entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

     "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

     "Subsidiary" means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interest is owned directly or indirectly by Borrower.

     "Swing Loan" means a Loan made by the Swingline Lender to Borrower pursuant to Section 2.1(b).

     "Swing Loan Available Credit" means the lesser of (i) $3,000,000 or (ii) the Swingline Lender's Ratable Portion of the Available Credit.

     "Swing Loan Borrowing" means a borrowing consisting of a Swing Loan.

     "Swingline Lender" means KeyBank.

     "Total Commitments" means the total of all Commitments.

     "Tranche" means a collective reference to LIBOR Loans, the then-current Fixed Rate Term with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall have originally been made on the same day).

SECTION 1.2  HEADINGS

     Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

                             ARTICLE II. THE CREDITS
                             ----------

SECTION 2.1  REVOLVING CREDITS

     (a)  The Revolving Credit Loans.
          --------------------------

          (i) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Credit Loan") to Borrower from time to time until the Maturity Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Credit Loan in excess of such Lender's Ratable Portion of the Available Credit. Borrower may from time to time borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein. The Revolving Credit Loans of each Lender shall be evidenced by a Note payable to the order of such Lender.

          (ii) If at any time the Available Credit is negative, Borrower, without demand or notice, shall immediately repay that portion of the Loans necessary to cause the Available Credit to be zero. Borrower shall repay the outstanding principal balance of the Loans, together with all accrued and unpaid interest and related fees on the earlier of the Maturity Date or the due date determined pursuant to Section 9.2.

          (iii) Borrower, through an Authorized Representative, shall request each advance of a Revolving Credit Loan by giving Administrative Lender irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit C attached hereto (each, a "Notice of Borrowing"), which specifies, among other things:

               (A) the principal amount of the requested advance (which amount must be a minimum of $250,000 with increments above $250,000 being in integral multiples of $100,000);

               (B) the proposed date of borrowing, which shall be a Business
          Day;

               (C) whether such advance is to be a Prime Rate Loan or a LIBOR Loan; and

               (D) if such advance is to be a LIBOR Loan, the length of the Fixed Rate Term applicable thereto.

     Each such Notice of Borrowing must be received by Administrative Lender not later than (x) 10:00 a.m. (Seattle time) at least one Business Day prior to the date of borrowing if a Prime Rate Loan, or (y) at least three Business Days prior to the date of borrowing if a LIBOR Loan. Administrative Lender shall promptly notify each Lender of the contents of each Notice of Borrowing and of the amount of the advance to be made by such Lender no later than 1:00 p.m. (Seattle time) on the Business Day of receipt for Prime Rate Loans and noon (Seattle time) the Business Day after receipt with respect to LIBOR Loans.

     (b)  The Swing Loans.
          ---------------

          (i) In lieu of making Revolving Credit Loans, the Swingline Lender, in its sole discretion, on the terms and subject to the conditions contained in this Agreement, may make loans (each a "Swing Loan") to Borrower from time to time until the Maturity Date as provided herein in an aggregate amount not to exceed at any time outstanding the Swing Loan Available Credit. Each Swing Loan Borrowing shall be made and prepaid upon such notice as the Swingline Lender and Borrower shall agree, except that Swing Loan Borrowings may be made automatically (A) pursuant to certain cash management arrangements made from time to time by Borrower with Administrative Lender and/or (B) for the purposes described in item (iii) below. All Swing Loan Borrowings shall be made as Prime Rate Loans and shall be evidenced by a Note payable to the order of the Swingline Lender.

          (ii) If the aggregate outstanding balance of the Swing Loans exceeds $2,000,000 for seven (7) consecutive days or at any time upon the request of the Swingline Lender to Administrative Lender that some or all of the Swing Loans be converted to Revolving Credit Loans, then, on the next Business Day, the Administrative Lender shall notify each Lender of the principal amount of Swing Loans outstanding as of 10:00 a.m. (Seattle time) on such Business Day (or of the principal amount of the Swing Loans which Swingline Lender desires to be converted) and each Lender's Ratable Portion thereof. Each Lender shall, before 10:00 a.m. (Seattle time) on the next Business Day, make available to the Administrative Lender, in immediately available funds, the amount of its Ratable Portion of such principal amount of such Swing Loans. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Credit Loan as a Prime Rate Loan to Borrower, notwithstanding any failure by Borrower to satisfy the conditions contained in Section 6.2 (without regard to the minimum amount of Prime Rate Loans). The Administrative Lender shall use such funds to repay the principal amount of Swing Loans to the Swingline Lender. All interest due on the Swing Loans shall be payable to the Swingline Lender. With respect to the Swing Loans, after receipt of payment of principal or interest thereon, the Administrative Lender will promptly distribute the same to the Swingline Lender at its Applicable Lending Office.

          (iii) The Lenders and Borrower agree that Swing Loans may be made to allow the Administrative Lender to pay each Lender its share of fees, interest and other amounts due hereunder to the extent (x) such fees, interest and other amounts are then due and payable and (y) collected funds in account no. 370211003436 of Borrower with Administrative Lender, or a successor account, are insufficient to pay such interest, fees and other amounts.

SECTION 2.2  LETTER OF CREDIT FACILITY

     (a) On the terms and subject to the conditions contained in this Agreement, the L/C Bank agrees promptly to issue one or more Letters of Credit at the request of Borrower for the account of Borrower from time to time until 30 days prior to the Maturity Date; provided, however, that L/C Bank shall not issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator of which the L/C Bank is aware shall purport by its terms to enjoin or restrain the L/C Bank from issuing such Letter of Credit or any Governmental Rule applicable to the L/C Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Bank shall prohibit, or request that the L/C Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the L/C Bank is not otherwise compensated) not in effect on the date hereof or result in any loss, cost or expense which (A) was not applicable, in effect or known to the L/C Bank on the Closing Date and which the L/C Bank in good faith deems material to it, and (B) the reimbursement of which is not provided for hereunder;

          (ii) the L/C Bank shall have received written notice from the Administrative Lender or Borrower, on or before the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article VI is not then satisfied;

          (iii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations exceed $5,000,000;

          (iv) the amount of the Letter of Credit requested exceeds the Available Credit; or

          (v) fees due in connection with a requested issuance have not been paid.

     None of the Lenders (other than a Lender which becomes the L/C Bank) shall have any obligation to issue any Letters of Credit.

     (b) In no event shall the expiry date of any Letter of Credit be more than one year or fall after 10 days prior to the Maturity Date.

     (c) Prior to the issuance of each Letter of Credit, Borrower shall have delivered to the L/C Bank, if requested by the L/C Bank, a Letter of Credit Agreement, signed by Borrower, and such other documents or items as L/C Bank may reasonably require pursuant to the terms thereof.

     (d) In connection with the issuance of each Letter of Credit, Borrower, through an Authorized Representative, shall give the L/C Bank and the Administrative Lender at least four Business Days' prior written notice (a "Letter of Credit Request"), in substantially the form of Exhibit D, of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and binding on Borrower and shall specify (i) the stated amount of the Letter of Credit requested, (ii) the date of issuance of such requested Letter of Credit (which day shall be a Business Day), (iii) the date on which such Letter of Credit is to expire (which date shall be a Business Day), (iv) the Person for whose benefit the requested Letter of Credit is to be issued, and (v) such other terms and conditions of the proposed Letter of Credit as are requested by Borrower and acceptable to the L/C Bank. Such notice, to be effective, must be received by the

L/C Bank and the Administrative Lender not later than 10:00 a.m. (Seattle time) on the last Business Day on which notice can be given under the immediately preceding sentence.

     (e) Subject to the terms and conditions of this Section 2.2 and provided that the applicable conditions set forth in Article VI have been satisfied, the L/C Bank shall, on the requested date, issue a Letter of Credit on behalf of Borrower in accordance with the applicable Letter of Credit Request and the L/C Bank's usual and customary business practices and in a final form reasonably satisfactory to Borrower.

     (f) Immediately upon the issuance by the L/C Bank of a Letter of Credit, the L/C Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the L/C Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of Borrower with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto and each Lender's Commitment shall be deemed used to the extent of such Lender's Ratable Portion of such Letter of Credit Obligations.

     (g) In determining whether to pay under any Letter of Credit, the L/C Bank shall not have any obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the L/C Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the L/C Bank under any resulting liability to any Lender.

     (h) If the L/C Bank makes any payment under any Letter of Credit, the L/C Bank shall promptly notify the Administrative Lender, who shall promptly notify each Lender, and each Lender shall promptly and unconditionally pay to the Administrative Lender for the account of the L/C Bank the amount of such Lender's Ratable Portion of such payment in same day funds (and upon receipt, the Administrative Lender shall promptly pay the same to the L/C Bank), which payment shall be deemed to be and shall constitute a Prime Rate Loan made by such Lender to Borrower; provided, however, that if the Swingline Lender so elects, and if a Swing Loan can be made in such amount, the Administrative Lender shall promptly notify the Swingline Lender of such payment by the L/C Bank, and the Swingline Lender shall, and Borrower hereby authorizes the Swingline Lender to, pay to the Administrative Lender for the account of the L/C Bank the amount of such payment in same day funds, which payment shall be deemed to be and shall constitute a Swing Loan made by the Swingline Lender to Borrower. The Prime Rate Loans shall be made, or the Swing Loan may be made, as contemplated in the preceding sentence notwithstanding Borrower's failure to satisfy the conditions set forth in Section 6.2. If the Administrative Lender so notifies such Lender prior to 10:00 a.m. (Seattle time) on any Business Day, such Lender shall make available to the Administrative Lender for the account of the L/C Bank its Ratable Portion of the amount of such payment by 1:00 p.m. (Seattle time) on such Business Day in same day funds. If and to the extent such Lender shall not have so made such Lender's Ratable Portion of the amount of such payment available to the Administrative Lender for the account of the L/C Bank, such Lender agrees to repay to the Administrative Lender for the account of such L/C Bank forthwith on demand such amount together with interest thereon, for each day from such date until the date such amount is repaid to the Administrative Lender for the account of the L/C Bank, at the Federal Funds Rate. The failure of any Lender to make available to the Administrative Lender for the account of the L/C Bank its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Lender for the account of the L/C Bank its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Lender for the account of the L/C Bank such other Lender's Ratable Portion of any such payment.

     (i) The obligations of the Lenders to make payments to the Administrative Lender for the account of the L/C Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances (except as expressly provided in Section 2.2(g)), including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of any of the other Loan Documents;

          (ii) the existence of any claim, set-off, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Lender, the L/C Bank, the Swingline Lender, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including, without limitation, any underlying transaction between Borrower and the beneficiary named in any Letter of Credit);

          (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

          (iv) the occurrence of any Default.

SECTION 2.3  INTEREST/FEES

     (a) Interest. The outstanding principal balance of each Prime Rate Loan shall bear interest at a fluctuating rate per annum equal to the Prime Rate in effect from time to time. The outstanding principal balance of each LIBOR Loan shall bear interest at a fixed rate per annum determined by Administrative Lender to be equal to the aggregate of (i) LIBOR in effect on the first day of the Fixed Rate Term for such Loan plus (ii) the applicable LIBOR Margin in effect on the second Business Day before the first day of such Fixed Rate Term. The foregoing notwithstanding, the rate of interest applicable at all times during the continuation of an Event of Default shall be a fluctuating rate per annum equal to the Prime Rate in effect from time to time, plus 200 basis points. All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at the rate set forth in the preceding sentence.

     (b) Letter of Credit Fees. With respect to each Letter of Credit, upon the issuance, renewal and/or amendment thereof, Borrower shall pay to Administrative Lender, for the ratable benefit of Lenders, a fee equal to the face amount thereof (or, with respect to an amendment increasing the face amount, the increase in the face amount only) multiplied by a rate per annum equal to the LIBOR Margin applied for the period equal to the term of such Letter of Credit (or, with respect to an amendment increasing the term, the increase in the term only). In addition, upon the occurrence of any other activity with respect to any Letter of Credit, Borrower shall pay to L/C Bank a fee determined in accordance with L/C Bank's standard fees and charges then in effect for such activity.

     (c) Administrative Lender's Fee. Borrower shall pay to Administrative Lender, for Administrative Lender's own account, the fees set forth in that certain fee letter from KeyBank to Borrower dated April 8, 1999.

     (d) Commitment Fee. Borrower shall pay to Administrative Lender, for the ratable benefit of Lenders, a commitment fee equal to 25 basis points per annum multiplied by the average daily amount by which the Total Commitments exceed the sum of the outstanding principal amount of the Loans and the Letter of Credit Obligations. Such fee shall be payable in arrears on the first day of each calendar quarter.

     (e) Computation and Payment. All interest and per annum fees shall be computed on the basis of a 360-day year, actual days elapsed. Interest on Prime Rate Loans shall be payable quarterly, in arrears, on the first day of each January, April, July and October and upon the conversion of a Prime Rate Loan to a LIBOR Loan. Interest on LIBOR Loans shall be paid on the last day of each Fixed Rate Term and at the end of the third month with respect to each Fixed Rate Term of six months.

SECTION 2.4  INTEREST OPTIONS

     (a) Election. Subject to the requirement that each LIBOR Loan be in a minimum amount of $250,000 and in integral multiples of $100,000 and the limitation in Section 2.4(b) regarding the number of Tranches outstanding at any time, (i) except as otherwise provided herein, at any time when a Default is not continuing Borrower may convert all or any portion of a Prime Rate Loan to a LIBOR Loan for a Fixed Rate Term designated by Borrower, and (ii) at any time Borrower may convert all or a portion of a LIBOR Loan at the end of the Fixed Rate Term applicable thereto to a Prime Rate Loan or, if no Default is continuing, to a LIBOR Loan for a new Fixed Rate Term designated by Borrower. If Borrower has not made the required interest rate conversion or continuation election prior to the last day of any Fixed Rate Term, Borrower shall be deemed to have elected to convert such LIBOR Loan to a Prime Rate Loan.

     (b) Maximum Number of Tranches. At no time shall there be more than three Tranches outstanding at any time.

     (c) Notice to Administrative Lender. Borrower, through an Authorized Representative, shall request each interest rate conversion or continuation by giving Administrative Lender irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit E attached hereto (a "Notice of Conversion or Continuation"), that specifies, among other things: (i) the Loan to which such Notice of Conversion or Continuation applies; (ii) the principal amount that is the subject of such conversion or continuation; (iii) the proposed date of such conversion or continuation, which shall be a Business Day; and (iv) if such Notice pertains to a LIBOR interest selection, the length of the applicable Fixed Rate Term. Any such Notice of Conversion or Continuation must be received by Administrative Lender not later than (i) 10:00 a.m. (Seattle time) at least one (1) Business Day prior to the effective date of any Prime Rate interest selection, and (ii) at least three (3) Business Days prior to the effective date of any LIBOR interest selection. Administrative Lender shall promptly notify each Lender of the contents of each such Notice of Conversion or Continuation, or if timely notice is not received from

Borrower prior to the last day of any Fixed Rate Term, of the automatic conversion of such LIBOR Loan to a Prime Rate Loan.

SECTION 2.5  OTHER PAYMENT TERMS

     (a) Automatic Debit. Administrative Lender may, and Borrower hereby authorizes Administrative Lender to, debit any deposit account of Borrower with Administrative Lender for all payments of principal, interest, fees and other amounts due under the Loan Documents as they become due, provided that Administrative Lender shall first debit Borrower's account no. 370211003436 with KeyBank, or a successor account, before debiting any other account.

     (b) Place and Manner. Borrower shall make all payments due to each Lender under the Loan Documents by payment to Administrative Lender at Administrative Lender's Office, for the account of such Lender, in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon (Seattle time) on the date due. Administrative Lender shall promptly disburse to each Lender at such Lender's Applicable Lending Office each such payment received by Administrative Lender for such Lender no later than 2:00 p.m. (Seattle time) on the Business Day received if received before noon (Seattle time), or if received later, by 2:00 p.m. (Seattle time) on the next Business Day.

     (c) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

     (d) Application of Payments. All payments under the Loan Documents (including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under the Loan Documents, second to accrued interest then due and payable under the Loan Documents (applied first to interest due and payable on the Swing Loans and then to the other Loans), third to the outstanding principal of the Swing Loans and finally to reduce the principal amount of the other outstanding Loans.

     (e) Failure to Pay Administrative Lender. Unless Administrative Lender shall have received notice from Borrower at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, Administrative Lender may assume that Borrower has made such payment in full to Administrative Lender on such date and Administrative Lender may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have made such payment in full to Administrative Lender, such Lender shall repay to Administrative Lender forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Lender, at the Federal Funds Rate. A certificate of Administrative Lender submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.5(e) shall be rebuttably presumptive evidence of such amounts.

SECTION 2.6  FUNDING

     (a) Lender Funding and Disbursement. Each Lender shall, before 10:00 a.m. (Seattle time) on the date of each borrowing under Section 2.1(a) make available to Administrative Lender at Administrative Lender's Office, in same day or immediately available funds, such Lender's Ratable Portion thereof. After Administrative Lender's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI hereof, Administrative Lender will promptly disburse such funds in same day or immediately available funds to Borrower. Unless otherwise directed by Borrower in writing, Administrative Lender shall disburse the proceeds of each borrowing to Borrower by deposit to any demand deposit account maintained by Borrower with Administrative Lender.

     (b) Lender Failure to Fund. Unless Administrative Lender shall have received notice from a Lender on or before the date of any borrowing hereunder that such Lender will not make available to Administrative Lender such Lender's Ratable Portion thereof, Administrative Lender may assume that such Lender has made such portion available to Administrative Lender on the date of such borrowing in accordance with Section 2.6(a) hereof, and Administrative Lender may, in reliance upon such assumption, make available to Borrower (or otherwise disburse) on such date a corresponding amount. If any Lender does not make the amount of its Ratable Portion of any borrowing available to Administrative Lender on the date of such borrowing, such Lender shall pay to Administrative Lender, on demand, interest which shall accrue on such amount until made available to Administrative Lender at rates equal to (i) the daily Federal Funds Rate during the period from the date of such borrowing through the third Business Day thereafter, and (ii) thereafter, the Prime Rate in effect from time to time. A certificate of Administrative Lender submitted to any Lender with respect to any amounts owing under this Section 2.6(b) shall be rebuttably presumptive evidence of such amounts. If any Lender's Ratable Portion of any borrowing is not in fact made available to Administrative Lender by such Lender within three (3) Business Days after the date of such borrowing, Borrower shall pay to Administrative Lender, on demand, an amount equal to such Ratable Portion together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is repaid to Administrative Lender, at the rate of interest then applicable thereto.

     (c) Lenders' Obligations Several. The obligation of each Lender hereunder is several. The failure of any Lender to make available its Ratable Portion of any borrowing shall not relieve any other Lender of its obligation hereunder to do so on the date requested, but no Lender shall be responsible for the failure of any other Lender to make available the Ratable Portion to be funded by such other Lender.

SECTION 2.7  PRO RATA TREATMENT

     (a) Borrowings. Except as otherwise provided herein, each Loan, except a Swing Loan, shall be made or shared among the Lenders ratably.

     (b) Sharing of Payments, Etc. Except as otherwise provided herein, each payment of principal, interest or fees shall be made or shared among the Lenders ratably. If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of a Loan in excess of its Ratable Portion of payments on the Loans obtained by all Lenders, such Lender ("Purchasing Lender") shall forthwith purchase from the other Lenders sufficient participations to cause the Purchasing Lender's interest in the Loans to be equivalent to the excess payment received; provided however, that if all or any portion of such excess payment is thereafter recovered from the Purchasing Lender, the purchased participation shall be rescinded and each other Lender shall repay to the Purchasing Lender (i) the purchase price to the extent of such recovery together with (ii) an amount equal to such other Lender's ratable share (according to the proportion of (A) the amount of such other Lender's required repayment to (B) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Purchasing Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if the Purchasing Lender were the direct creditor of Borrower in the amount of such participation.

SECTION 2.8  CHANGE OF CIRCUMSTANCES

     (a) Inability to Determine Rate. If Administrative Lender at any time shall determine that adequate and reasonable means do not exist for ascertaining LIBOR, or the Majority Lenders shall determine at any time that LIBOR does not accurately reflect the cost to Lenders of making or maintaining LIBOR interest rates hereunder, then Administrative Lender shall give telephonic notice (promptly confirmed in writing) to Borrower and each Lender of such determination. If such notice is given and until such notice has been withdrawn in writing by Administrative Lender, then no LIBOR interest option may be selected by Borrower and each LIBOR Loan, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate pursuant to the terms and conditions of this Agreement.

     (b) Illegality: Termination of Commitment. Notwithstanding any other provisions herein, if any Change of Law shall make it unlawful for any Lender
(i) to make a LIBOR interest rate available, or (ii) to maintain LIBOR interest rates hereunder, then, in the former event, any obligation of such Lender hereunder to make available such unlawful LIBOR interest rate shall forthwith be suspended until such time as it is once again lawful to make such rate available, and in the latter event, any such unlawful LIBOR interest rate then outstanding shall be converted so that interest is determined in relation to the Prime Rate pursuant to the terms of this Agreement; provided however, if any such Change in Law shall permit a LIBOR interest rate until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBOR interest rate shall continue as such until the end of such Fixed Rate Term. If as a result of this Section 2.8(b) a LIBOR interest rate is converted to a lower interest rate, Borrower shall pay to each Lender immediately upon demand such amount or amounts as may be necessary to compensate such Lender for any loss in connection therewith.

     (c) Charges: Illegality. Upon the occurrence of any event described in
Section 2.8(b) hereof, Borrower shall pay to each Lender, immediately upon demand, such amount or amounts as may be necessary to compensate such Lender for any fines, fees, charges, penalties or other amounts payable by such Lender as a result thereof and that are attributable to LIBOR interest rates made available to Borrower hereunder. In determining which amounts payable by any Lender and/or losses incurred by any Lender are attributable to LIBOR interest rates made available to Borrower hereunder, any reasonable allocation made by any Lender among its operations shall, in the absence of manifest error, be conclusive and binding upon Borrower.

     (d) Charges: Change of Law. If, after the Closing Date, any Change of Law:

          (i) shall subject any Lender to any tax, duty or other charge with respect to any LIBOR interest rate, or shall change the basis of taxation of payments by Borrower to any Lender of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of taxation on the overall net income of any Lender imposed by the jurisdiction of such Lender's incorporation or by any jurisdiction in which its Applicable Lending Office is located); or

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender; or

          (iii) shall impose on any Lender any other condition;

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any LIBOR Loan hereunder or to reduce any amount receivable by such Lender in connection therewith, then Borrower shall, immediately upon demand, pay to such Lender such amount or amounts as may be necessary to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, delivered by such Lender to Borrower (which delivery shall be through Administrative Lender) shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

     (e) Capital Requirements. If any Lender shall have determined that any Change of Law regarding capital adequacy which occurs after the Closing Date has or shall have the effect of reducing the rate of return on the capital of such Lender (or any entity controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such entity would have achieved but for such Change of Law (taking into consideration such Lender's or such entity's policies with respect to capital adequacy), by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender (with a copy to Administrative Lender), Borrower shall pay to such Lender or such entity such additional amounts as shall compensate such Lender or such entity for such reduction. Any such request by a Lender under this Section shall set forth the basis of the calculation of such additional amounts and shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

SECTION 2.9  TAXES ON PAYMENTS

     (a) Payments Free of Taxes. All payments made by Borrower under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority

(except taxes based on net income imposed on Administrative Lender or any Lender) (with all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter referred to herein as "Taxes"). If any Taxes are required to be withheld from any amounts payable to Administrative Lender or any Lender under the Loan Documents, the amounts so payable to Administrative Lender or such Lender shall be increased to the extent necessary to yield to Administrative Lender or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Administrative Lender for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Lender the required receipts or other required documentary evidence, Borrower shall indemnify Administrative Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by Administrative Lender or any Lender as a result of any such failure. This Section 2.9(a) shall survive the payment in full and performance of all of Borrower's other Obligations.

     (b) Withholding Exemption Certificates. Each Lender agrees that it will deliver to Borrower and Administrative Lender, upon the reasonable request of Borrower or Administrative Lender, either (i) a statement that it is incorporated under the laws of the United States of America or a state thereof, or (ii) if it is not so incorporated, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

SECTION 2.10  DUTY TO MITIGATE, ASSIGNMENT OF COMMITMENTS
              UNDER CERTAIN CIRCUMSTANCES

     (a) Any Lender claiming any additional amount payable pursuant to Sections
2.8 or 2.9 shall use reasonable efforts (consistent with Governmental Rules) to file, at Borrower's expense, any certificate or document requested by Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue or avoid the circumstances giving rise to such additional amounts and would not, in the sole determination of such Lender, require it to incur additional costs or be otherwise disadvantageous to such Lender.

     (b) If Borrower is required to make additional payments to any Lender pursuant to either Section 2.8 or Section 2.9, Borrower shall have the right, but not the obligation, at Borrower's expense, upon notice to such Lender and the Administrative Lender, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 11.5) approved by the Administrative Lender in its sole discretion, and such Lender hereby agrees to transfer and assign, pursuant to the provisions of Section 11.5, all of such Lender's interests, rights, and obligations under this Agreement to such assignee; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment does not conflict with any Governmental Rule, (ii) such assignee pays to such Lender in immediately available funds on the date of such assignment the principal amount of all Loans made by such Lender, and (iii) Borrower pays to such Lender in immediately available funds on the date of such assignment all interest accrued on such Loans to the date of payment and all other fees and other amounts accrued for such Lender's account or owed to it hereunder.

SECTION 2.11  FUNDING LOSS INDEMNIFICATION

     (a) Borrower may prepay the principal of any portion of a LIBOR Loan at any time and in the minimum amount of $250,000, or, if less, the entire principal amount of a Tranche. In consideration of Lenders providing this prepayment option to Borrower or if any portion of a LIBOR Loan becomes due and payable at any time before the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, then Borrower shall pay Lenders a fee if the rate at which Lenders can reinvest the principal being repaid for the balance of the Fixed Rate Term, as determined by Administrative Lender in its Good Faith discretion, ("Reinvestment Rate") is lower than the interest rate then applicable to such LIBOR Loan ("Existing Rate"). If such circumstance exists, Borrower shall pay to Administrative Lender, for the benefit of Lenders, immediately upon demand a fee equal to the product of (i) a rate equal to the difference between the Existing Rate and the Reinvestment Rate, times (ii) the principal amount which is to be paid, times (iii) (A) the number of days remaining in the Fixed Rate Term of the LIBOR Loan which is to be paid divided by (B) 360. In addition, Borrower shall pay to Administrative Lender, for the benefit of Lenders, the amount of any additional costs or expenses (including, without limitation, costs of telex, wires, or cables) incurred by Administrative Lender or the Lenders in connection with such payment, upon Borrower's receipt of a written statement therefor from Administrative Lender. If Borrower fails to pay any such amount when due, the unpaid portion shall thereafter bear interest until paid at a rate per annum equal to the Prime Rate plus 200 basis points.

     (b) If Borrower shall (i) fail to borrow the full amount set forth in any Notice of Borrowing that has been delivered to Administrative Lender (whether as a result of the failure to satisfy any applicable conditions or otherwise), or
(ii) fail to convert or continue at the LIBOR interest option any portion of a Loan in accordance with a Notice of Conversion or Continuation delivered to Administrative Lender (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, upon demand by any Lender, reimburse such Lender and hold such Lender harmless for all costs and losses incurred by such Lender as a result of such repayment, prepayment or failure. Borrower understands that such costs and losses may include, without limitation, losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund any LIBOR Loan. Each Lender demanding payment under this Section shall deliver to Borrower a certificate setting forth the amount of costs and losses for which demand is made. Such certificate shall, in the absence of manifest error, be conclusive and binding on Borrower as to the amount of such loss for all purposes. This Section 2.11 shall survive the payment in full and performance of all of Borrower's other Obligations.

SECTION 2.12  AUTHORIZED REPRESENTATIVES

     On the Closing Date, and from time to time subsequent thereto at Borrower's option, Borrower shall deliver to Administrative Lender a written notice in the form of Exhibit F attached hereto, which designates by name each of Borrower's Authorized Representatives and includes each of their respective specimen signatures (each, a "Notice of Authorized Representatives"). Administrative Lender shall be entitled to rely conclusively on the authority of each officer or employee designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by Borrower to Administrative Lender, to request borrowings and select interest rate options hereunder, and to give to Administrative Lender such other notices as are specified herein as being made through one of Borrower's Authorized Representatives, until such time as Borrower has delivered to Administrative Lender, and Administrative Lender has actual receipt of, a new written Notice of Authorized Representatives. Administrative Lender shall have no duty or obligation to Borrower to verify the authenticity of any signature appearing on any Notice of Borrowing, Notice of Conversion or Continuation or any other written notice from an Authorized Representative or to verify the authenticity of any person purporting to be an Authorized Representative giving any telephonic notice permitted hereby.

                   ARTICLE III. COLLECTION AND ADMINISTRATION
                   -----------

SECTION 3.1  CASH COLLATERAL ACCOUNT

     (a) Lock Box Account(s). Borrower shall, at Borrower's expense and in the manner requested by Administrative Lender from time to time, direct that all payments, remittances and all other collections and proceeds of Borrower's Rights to Payment and other Collateral ("Proceeds") shall be delivered to one or more lock box account(s) maintained in Administrative Lender's name. In connection therewith, Borrower shall execute such lockbox agreement(s) as Administrative Lender shall require, which agreement(s) shall provide for the daily deposit into the Cash Collateral Account (as defined in Section 3.1(b)) of amounts delivered to the lock boxes.

     (b) Cash Collateral Account. Borrower shall maintain with Administrative Lender, and Borrower hereby grants to Administrative Lender a security interest in, a non-interest bearing deposit account over which Borrower shall have no control ("Cash Collateral Account"). Borrower and all of its affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lenders, receive, as the property of Lenders, all Proceeds that come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Cash Collateral Account, or remit the same or cause the same to be remitted, in kind, to Administrative Lender. In no event shall Borrower permit any Proceeds to be commingled with Borrower's own funds.

     (c) Application of Proceeds. All Proceeds received by Administrative Lender in the Cash Collateral Account on any Business Day shall be applied against the Obligations on such Business Day if received on or before 1:00 p.m. (Seattle time) on such Business Day or on the next Business Day if received after 1:00 p.m. (Seattle time), in either event subject to collection thereof in good funds.

SECTION 3.2  STATEMENTS

     Administrative Lender shall render to Borrower each month a statement setting forth the balance in the loan account(s) maintained by Administrative Lender for Borrower pursuant to this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Administrative Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Administrative Lender receives a written notice from Borrower of any specific exceptions thereto within thirty (30) days after the date such statement has been mailed by Administrative Lender. Until such time as Administrative Lender shall have rendered to Borrower a written statement as provided above, the balance in the loan account(s) shall be presumptive evidence of the amounts due and owing to Lenders by Borrower.

SECTION 3.3  PAYMENTS

     All amounts due under any of the Loan Documents shall be payable to the Cash Collateral Account as provided in Section 3.1 hereof or such other place as Administrative Lender may designate from time to time. Borrower shall make all payments due hereunder free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations any Lender is required to surrender or return such payment or proceeds to any person or entity for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Lender. Borrower hereby indemnifies and holds Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section shall remain effective notwithstanding any contrary action which may be taken by any Lender in reliance upon such payment or proceeds. This Section 3.3 shall survive the payment in full and performance of all of Borrower's other Obligations.

                              ARTICLE IV. SECURITY
                              ----------

SECTION 4.1  GRANT OF SECURITY INTEREST

     Borrower hereby grants to Administrative Lender, for the benefit of and on behalf of the Lenders, a security interest in all of the Collateral as security for the full and prompt payment in cash and performance of the Obligations.

SECTION 4.2  PERFECTION; DUTY OF CARE

     (a) Until all the Obligations have been fully satisfied and paid in cash, Borrower shall perform all steps requested by Administrative Lender to perfect, maintain and protect Administrative Lender's security interest in the Collateral, including, without limitation, (i) executing and filing financing and continuation statements in form and substance satisfactory to Administrative Lender, and (ii) delivering all Collateral in which Administrative Lender's security interest may be perfected by possession together with such endorsements as Administrative Lender may request.

     (b) Administrative Lender shall have the right at all times, and from time to time, to contact Borrower's account debtors to verify Rights to Payment.

     (c) Borrower shall pay or cause to be paid all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof; provided, however, Borrower shall not be required to pay any tax if the validity and/or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrower has given prior notice to Administrative Lender and for which appropriate reserves have been established and so long as levy and execution have been and continue to be stayed. If Borrower fails to pay or so contest and reserve for such taxes, assessments and governmental charges, Administrative Lender may (but shall not be required to) pay the same and add the amount of such payment to the principal of the Loan.

     (d) In order to protect or perfect the security interest which Administrative Lender is granted hereunder, Administrative Lender may discharge any Lien that is not a Permitted Lien or bond the same, pay for any insurance that Borrower has failed to maintain as required by this Agreement, maintain guards, pay any service bureau, or obtain any record and add the same to the principal of the Loan.

     (e) Administrative Lender shall have no duty of care with respect to the Collateral, except that Administrative Lender shall exercise reasonable care with respect to the Collateral in Administrative Lender's custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Administrative Lender accords its own property, or if Administrative Lender takes such action with respect to the Collateral as Borrower shall request in writing, provided that no failure to comply with any such request nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care. Administrative Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in Administrative Lender's custody.

SECTION 4.3  SUBORDINATION

     If any Equipment is the subject of a Sale/Leaseback Transaction, Administrative Lender, upon Borrower's request and provided no Default exists, will subordinate its security interest in such Equipment to the interests therein of the lessor on such terms as are reasonably acceptable to such lessor.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES
                    ---------

     Borrower makes the following representations and warranties to Administrative Lender and Lenders, subject to the exceptions set forth on the Disclosure Schedule, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment in cash, and satisfaction and discharge, of all Obligations.

SECTION 5.1  LEGAL STATUS; SUBSIDIARIES

     It is a corporation, duly organized and validly existing under Oregon law, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a Material Adverse Effect. It is not and has not, during the preceding five (5) years, been known as or used any other corporate or fictitious name and has not acquired any of its assets in a bulk transfer. The Disclosure Schedule lists each Subsidiary as of the Closing Date. Except as set forth on the Disclosure Schedule, as of the Closing Date, Borrower has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

SECTION 5.2  AUTHORIZATION AND VALIDITY

     The Loan Documents have been duly authorized and the performance by it of its obligations under the Loan Documents constitute a proper corporate purpose under all applicable law. The Loan Documents upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of it enforceable against it in accordance with their respective terms.

SECTION 5.3  NO VIOLATION

     The execution, delivery and performance by it of each of the Loan Documents does not violate or contravene any provision of its Articles of Incorporation or By-Laws and does not violate any Governmental Rule or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which it or any Subsidiary of it is a party or by which it may be bound, which violation, breach or default would have a Material Adverse Effect.

SECTION 5.4  LITIGATION

     There are no pending, or to its knowledge threatened, actions, claims, investigations, suits or proceedings, by or before any governmental authority, arbitrator, court or administrative agency that could have a Material Adverse Effect.

SECTION 5.5  CORRECTNESS OF FINANCIAL STATEMENT

     The consolidated financial statements of Borrower dated as of December 31, 1998, heretofore delivered by Borrower to Administrative Lender, (a) present fairly the financial condition of Borrower and its affiliates; (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) have been prepared in accordance with GAAP (except as otherwise noted therein). Except as disclosed to Administrative Lender pursuant to Section 7.3, since the date of such financial statements there has been no change or changes which have resulted in a Material Adverse Effect.

SECTION 5.6  TAXES

     It has filed, or caused to be filed, all federal, state, local and foreign tax returns required to be filed by it, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by it, to the extent that such taxes have become due, except as otherwise contested in good faith. It has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities and for taxes being contested by it.

SECTION 5.7  NO SUBORDINATION

     There is no agreement, indenture, contract or instrument to which it or any Subsidiary is a party or by which it or any Subsidiary may be bound that requires the subordination in right of payment of any of its obligations subject to this Agreement to any other obligation of it or such Subsidiary.

SECTION 5.8  ERISA

     It is in compliance in all material respects with the applicable provisions of ERISA. It has not violated any provision of any Plan maintained or contributed to by it in a manner that could result in a Material Adverse Effect. No "reportable event" (as defined in Title IV of ERISA) has occurred and is continuing with respect to any Plan initiated by it.

SECTION 5.9  OTHER OBLIGATIONS

     It is not in default with respect to any Indebtedness in excess of $100,000 or any of its material Contractual Obligations.

SECTION 5.10  ENVIRONMENTAL MATTERS

     It and each Subsidiary of it is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate will not have a Material Adverse Effect. Neither it nor any Subsidiary of it has received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received that in the aggregate do not refer to Remedial Actions that would reasonably be expected to result in a Material Adverse Effect. There have been no Releases by it or a Subsidiary of it that could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11  LIENS

     It has good, indefeasible, and merchantable title to and ownership of the Collateral, free and clear of all Liens, except Permitted Liens. There are no Liens of any nature whatsoever on any of its properties other than Permitted Liens.

SECTION 5.12  NO BURDENSOME RESTRICTIONS; NO DEFAULTS

     (a) It is not a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than Permitted Liens) on its property or assets.

     (b) No facts or circumstances exist which would constitute a breach of any obligation, representation or warranty of Borrower hereunder if this Agreement were in effect immediately prior to Borrower's execution hereof.

     (c) There is no Governmental Rule the compliance with which by it is reasonably likely to have a Material Adverse Effect.

SECTION 5.13  NO OTHER VENTURES

     It is not engaged in any joint venture or partnership with any other
Person.

SECTION 5.14  INVESTMENT COMPANY ACT

     It is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

SECTION 5.15  INSURANCE

     All current policies of insurance of any kind or nature owned by or issued to it, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of its size and character. It has no reason to believe that it will be unable to comply with Section 7.5.

SECTION 5.16  LABOR MATTERS

     (a) Other than any of the following which in the aggregate have no reasonable likelihood of having a Material Adverse Effect: (i) there are no strikes, work stoppages, slowdowns or lockouts pending or to its knowledge threatened against or involving it; (ii) there are no arbitrations or grievances pending or to its knowledge threatened against or involving it; (iii) there is no organizing activity involving it pending or to its knowledge threatened by any labor union or group of employees; (iv) there are no representation proceedings pending against it or to its knowledge threatened with the National Labor Relations Board; (v) no labor organization or group of its employees has made a pending demand on it for recognition; (vi) there are no unfair labor practice charges, grievances or complaints pending or in process or to its knowledge threatened by or on behalf of any employee or group of its employees;
(vii) there are no complaints or charges against it pending or to its knowledge threatened to be filed with any federal, state or local court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to its employment of any individual; and (viii) it is in material compliance with all Governmental Rules, and all orders of any Governmental Authority or arbitrator, relating to the employment of labor including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes.

     (b) As of the date hereof it is not a party to, and has no obligations under, any collective bargaining agreement.

SECTION 5.17  FORCE MAJEURE

     Neither its business nor its properties are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate would have no Material Adverse Effect.

SECTION 5.18  INTELLECTUAL PROPERTY

     It owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by it infringes upon or conflicts with any rights owned by any other Person, which infringement or conflict is reasonably likely to have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened, the existence of which is reasonably likely to have a Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to its knowledge, proposed, other than those the consequences of which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

SECTION 5.19  CERTAIN INDEBTEDNESS

     The Disclosure Schedule identifies as of the Closing Date all Indebtedness of it which is either (a) for borrowed money or (b) incurred outside of the ordinary course of the business.

SECTION 5.20  SOLVENCY

     It has received consideration which is the reasonable equivalent value of the obligations and liabilities that it has incurred to Lenders. It is not insolvent as defined in any applicable state or federal statute, nor will it be rendered insolvent by the execution and delivery of this Agreement or the other Loan Documents. It does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature. It has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

SECTION 5.21  TRUTH, ACCURACY OF INFORMATION

     All financial and other information furnished to Lenders in connection with this Agreement is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading.

SECTION 5.22  CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS

     As of the date hereof, its chief executive office and principal place of business is 1270 S.E. Monmouth Cutoff, Dallas, Oregon 97338-9532. Its books and records are located at its chief executive office, and the only other offices and/or locations where it keeps the Collateral (except for Inventory which is in transit) or conducts any of its business are set forth in Section 5.22 of the Disclosure Schedule.

SECTION 5.23  ACCOUNTS

     Unless otherwise noted by it, each Right to Payment listed or referred to on its trial balance, balance sheet or the books or records, or referred to in any report to Administrative Lender (other than Rights to Payment which are proceeds of letters of credit, insurance proceeds, contract rights, chattel paper, instruments and documents not arising directly out of a sale or lease of goods or services) is and will be free and clear of Liens in favor of any Person other than Administrative Lender, will cover a bona fide sale or lease and delivery of goods usually dealt in by it in the ordinary course of its business or will cover the rendition of services by it to customers of a kind ordinarily rendered in the ordinary course of its business, and will be for a liquidated amount from a customer competent to contract therefor and maturing as stated by it.

SECTION 5.24  FISCAL YEAR

     Borrower's fiscal year ends on June 30.

                             ARTICLE VI. CONDITIONS
                             ----------

SECTION 6.1  CONDITIONS OF INITIAL EXTENSION OF CREDIT

     The obligation of Lenders to extend any credit contemplated by this Agreement is subject to the fulfillment to Administrative Lender's and each Lender's satisfaction of all of the following conditions:

     (a) Approval of Counsel. All legal matters incidental to the extension of credit hereunder shall be reasonably satisfactory to counsel for Administrative Lender and each Lender.

     (b) Documentation. Administrative Lender and each Lender shall have received, in form and substance satisfactory to Administrative Lender and each Lender, each of the following duly executed:

          (i) this Agreement, a Letter of Credit Agreement for any Letter of Credit to be issued on the Closing Date and the Notes;

          (ii) corporate borrowing resolution from Borrower;

          (iii) a good standing certificate and certified copy of the Articles of Incorporation for Borrower;

          (iv) a copy of the bylaws of Borrower certified by its secretary as correct and complete;

          (v) certificate of incumbency from Borrower;

          (vi) Notice of Authorized Representatives;

          (vii) an opinion of Stoel Rives LLP counsel to Borrower, as to such matters as Administrative Lender and each Lender shall reasonably require;

          (viii) a Borrowing Base Certificate; and

          (ix) such other documents as Administrative Lender and each Lender may require.

     (c) Financial Condition. There is no event or circumstance that can reasonably be expected to have a Material Adverse Effect.

     (d) Fees and Expenses. Borrower shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement and otherwise owing to KeyBank and its affiliates and to Heller.

     (e) Insurance. Borrower shall have delivered to Administrative Lender evidence of the insurance coverage, including loss payable endorsements, required pursuant to Section 7.5.

     (f) Heller.

          (i) Borrower shall have amended the terms of its separate equipment and real estate financing arrangement with Heller to provide for a leverage covenant (excluding subordinated debt) not more onerous on Borrower than 3.75:1 and otherwise on terms acceptable to Administrative Lender; and

          (ii) Heller shall have entered into an intercreditor agreement with Administrative Lender on terms satisfactory to Administrative Lender.

     (g) Availability. Immediately after the initial funding of the Loans and the issuance of the Letters of Credit, and after payment of all transaction expenses, Borrower shall have Available Credit of at least $4,000,000.

SECTION 6.2  CONDITIONS OF EACH EXTENSION OF CREDIT

     The obligation of each Lender to make any Loan (including any Loan being made by such Lender on the Closing Date) and of the L/C Bank to issue any Letter of Credit shall be subject to the further conditions precedent that:

     (a) the following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by Borrower of the proceeds of such Loan or by the beneficiary thereof or its designee of such Letter of Credit shall constitute a representation and warranty by Borrower that on the date of such Loan or such issuance such statements are true):

          (i) the representations and warranties of Borrower contained in the Loan Documents are correct in all material respects on and as of such date as though made on and as of such date or, as to those representations and warranties limited by their terms to a specified date, were correct in all material respects on and as of such date; and

          (ii) no Default is continuing or would result from the Loans being made or the Letter of Credit being issued on such date;

     (b) the making of the Loans or the issuance of such Letter of Credit on such date does not violate any Governmental Rules and is not enjoined, temporarily, preliminarily or permanently;

     (c) the Administrative Lender shall have received such additional documents, information and materials as any Lender or the L/C Bank, through the Administrative Lender, may reasonably request; and

     (d) no event or circumstance exists that can reasonably be expected to have a Material Adverse Effect.

                       ARTICLE VII. AFFIRMATIVE COVENANTS
                       -----------

     Borrower covenants that so long as Lenders remain committed to extend credit to Borrower pursuant to the terms hereof or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower under any of the Loan Documents remain outstanding, and until payment in full, in cash, of all Obligations, Borrower shall, unless Majority Lenders shall otherwise consent in writing:

SECTION 7.1  PUNCTUAL PAYMENTS

     Punctually pay all principal, interest, fees and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

SECTION 7.2  ACCOUNTING RECORDS

     Keep accurate books and records of the financial affairs of it and its Subsidiaries sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

SECTION 7.3  FINANCIAL STATEMENTS AND REPORTS

     Provide to each Lender all of the following, in form and detail reasonably satisfactory to Administrative Lender:

     (a) not later than 90 days after the end of each fiscal year, a copy of its Form 10K filed with the Securities and Exchange Commission, together with its accountant's unqualified opinion with respect to the annual audited financial statements included within the Form 10K;

     (b) not later than twenty-five (25) days after and as of the end of each month, a copy of its monthly management package distributed to its directors and, if not included in the management package, financial statements of Borrower in accordance with GAAP (subject to normal year-end adjustments and, if Borrower so elects, without footnotes) together with a comparison of Borrower's financial condition for the year to date with respect to the same period of the immediately preceding fiscal year;

     (c) not later than forty-five (45) days and as of the end of each fiscal quarter, a copy of its Form 10Q filed with the Securities and Exchange Commission;

     (d) contemporaneously with the delivery of each Form 10K and Form 10Q required hereby, a certificate of Borrower's chief financial officer or treasurer substantially in the form of Exhibit G attached hereto (i) stating that no Default existed at any time during the period covered by such statement, except for those events or conditions, if any, described in such certificate in reasonable detail together with a statement of any action taken or proposed to be taken with respect thereto and (ii) setting forth the calculations required to establish compliance by Borrower with the covenants set forth in Section 7.16;

     (e) not later than twenty-five (25) days after and as of the end of each month: (i) a Borrowing Base Certificate; (ii) a report of Borrower's inventory, valued at cost determined on the first-in, first-out basis as of the end of the preceding month, which report shall separately identify, by category, raw materials, work in process and finished goods; (iii) a report of the aging of Borrower's accounts payable as of the end of the preceding month in the following categories: 0-30 days, 31-60 days, 61-90 days and over 90 days; and
(iv) a report of the aging of Borrower's Accounts as of the end of the preceding month in the following categories: 0-30 days, 31-60 days, 61-90 days and over 90 days;

     (f) except as otherwise provided above, within twenty (20) days after the sending or filing thereof, copies of all reports and statements sent to or filed by Borrower with the Securities and Exchange Commission;

     (g) not later than forty-five (45) days before the beginning of each fiscal year, or sooner if available, Borrower shall furnish to Administrative Lender detailed projections for Borrower's next fiscal year setting forth projected income, cash flow and borrowing availability under this Agreement for each quarter and the projected balance sheet as of the end of each quarter, together with a certificate of Borrower's chief financial officer or treasurer setting forth the assumptions on which such projections are based and certifying that, in the judgment of such officer, such assumptions are reasonable based on careful consideration and on the information known to Borrower at the time such projections were prepared;

     (h) promptly upon becoming aware thereof, a copy of each Schedule 13D and 13G filed with the Securities and Exchange Commission with respect to Borrower; and

     (i) from time to time such other information as Administrative Lender may reasonably request.

SECTION 7.4  COMPLIANCE

     Preserve and maintain all licenses, Permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business and comply in all material respects, with all Governmental Rules, Contractual Obligations, commitments, instruments, licenses, Permits and franchises, other than such failure to preserve or maintain or non-compliance the consequences of which in the aggregate are not reasonably likely to have a Material Adverse Effect.

SECTION 7.5  INSURANCE

     (a) At all times, Borrower shall maintain property insurance insuring all Collateral which is tangible property against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Administrative Lender shall specify in an amount equal to the full insurable value of the Collateral with reasonable deductible amounts. Such insurance shall contain extra expense and business interruption endorsements, shall contain a lender's loss payable endorsement acceptable to Administrative Lender, shall be evidenced by policies containing terms reasonably acceptable to Administrative Lender and shall be provided by insurers acceptable to Administrative Lender. The policies or a certificate thereof signed by the insurer shall be delivered to Administrative Lender within five (5) Business Days after the issuance or renewal of the policies to Borrower. Each such policy shall provide that such policy may not be amended or canceled without thirty (30) days prior written notice to Administrative Lender. At least fifteen (15) days before the expiration of a policy, Borrower shall deliver to Administrative Lender a binder (or other evidence reasonably acceptable to Administrative Lender) indicating that such policy has been renewed or that a substitute for such policy will be issued effective upon the expiration of such policy. If Borrower fails to do so, Administrative Lender may (but shall not be required to) procure such insurance and add the cost thereof to the Loan.

     (b) At all times, Borrower shall maintain in full force and effect such liability and other insurance with respect to its activities as may be reasonably required by Administrative Lender. Such liability insurance shall name Administrative Lender as an additional insured with respect to the activities of Borrower and shall be provided by insurer(s) acceptable to Administrative Lender.

     (c) OREGON STATUTORY NOTICE. The following is inserted pursuant to ORS 746.201:

                                     WARNING

          Unless Borrower provides Administrative Lender with evidence of the insurance coverage as required by this Agreement, Administrative Lender may purchase insurance at Borrower's expense to protect Administrative Lender's interest. This insurance may, but need not, also protect Borrower's interest. If the collateral becomes damaged, the coverage Administrative Lender purchases may not pay any claim Borrower makes or any claim made against Borrower. Borrower may later cancel this coverage by providing evidence that Borrower has obtained property coverage elsewhere.

          Borrower is responsible for the cost of any insurance purchased by Administrative Lender. The cost of this insurance may be added to Borrower's contract or loan balance. If the cost is added to Borrower's contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date Borrower's prior coverage lapsed or the date Borrower failed to provide proof of coverage.

          The coverage Administrative Lender purchases may be considerably more expensive than insurance Borrower can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

SECTION 7.6  FACILITIES

     Keep all properties useful or necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be fully and efficiently preserved and maintained.

SECTION 7.7  TAXES AND OTHER LIABILITIES

     Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such as a Borrower may in good faith contest or as to which a bona fide dispute may arise, and for which Borrower has made provision for adequate reserves in accordance with GAAP.

SECTION 7.8  LITIGATION

     Promptly give notice in writing to Administrative Lender of any litigation pending or threatened against Borrower or any Subsidiary with a claim in excess of $250,000 in the aggregate for Borrower and all Subsidiaries.

SECTION 7.9  NOTICE TO ADMINISTRATIVE LENDER

     (a) Promptly (but in no event more than three (3) Business Days after the occurrence of each such event or matter) give written notice to Administrative Lender in reasonable detail of: (i) the occurrence of any Default; (ii) any termination or cancellation of any insurance policy which Borrower is required to maintain, unless such policy is replaced without any break in coverage with an equivalent or better policy; (iii) any uninsured or partially uninsured loss or losses through liability or property damage, or through fire, theft or any other cause affecting the property of Borrower in excess of an aggregate of $500,000 during any twelve month period; (iv) any change in the name or the organizational structure of Borrower or any Significant Subsidiary; or (v) the occurrence of any event that could reasonably be expected to have a Material Adverse Effect.

     (b) As soon as possible and in any event within ten (10) days after Borrower knows or has reason to know that any "reportable event" (as defined in Title IV of ERISA) that triggers an obligation to file a notice with the PBGC with respect to any Plan has occurred, deliver to Administrative Lender a statement of the President or chief financial officer of Borrower setting forth details as to such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event to the PBGC.

     (c) Promptly, upon receipt (but in no event more than three (3) Business Days after receipt) of a notice by Borrower, any affiliate of Borrower or any administrator of any Plan that the PBGC has instituted proceedings to terminate a Plan or to appoint a trustee to administer a Plan, provide to Administrative Lender a copy of such notice.

SECTION 7.10  CONDUCT OF BUSINESS

     Except as otherwise permitted by this Agreement, (a) conduct its business in a regular manner and (b) use its reasonable efforts in the ordinary course and consistent with past practice to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others with whom it has business relations, (ii) keep available the services and goodwill of its present employees, and (iii) preserve all rights, Permits, licenses, approvals, privileges, registered patents, trademarks, trade names, copyrights and service marks and other intellectual property with respect to its business.

SECTION 7.11  PRESERVATION OF CORPORATE EXISTENCE, ETC.

     Preserve and maintain its corporate existence, rights (charter and statutory) and material franchises, unless the failure to so preserve and maintain is not reasonably likely to have a Material Adverse Effect.

SECTION 7.12  ACCESS

     (a) At any reasonable time and from time to time upon at least two (2) Business Days' prior notice from Administrative Lender (unless a Default shall have occurred and be continuing, in which case no prior notice is necessary), permit Administrative Lender, or any agents or representatives thereof, to (i) examine and make copies of and abstracts from Borrower's records and books of account, (ii) visit Borrower's properties, (iii) discuss Borrower's affairs, finances and accounts with any of its officers or directors who may then be reasonably available, (iv) communicate directly with Borrower's independent certified public accountants, (v) arrange for verification of Borrower's Rights to Payment under reasonable procedures directly with the obligors thereon or by other methods, and (vi) examine and inspect Borrower's Inventory and the Equipment wherever located. Each Lender shall have the right, at its own expense, to accompany Administrative Lender on any audit by Administrative Lender of the Collateral. Borrower acknowledges that Administrative Lender, in the exercise of the foregoing rights, intends to audit the Collateral at least once every six (6) months. Borrower shall authorize its independent certified public accountants to disclose to Administrative Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of Borrower and each of its Subsidiaries.

     (b) Borrower shall execute and deliver at the request of Administrative Lender such instruments as may be necessary for Administrative Lender to obtain such information concerning the business of Borrower as Administrative Lender may require from accountants, service bureaus or others having custody of or maintaining records or assets of Borrower. Borrower shall furnish Administrative Lender at reasonable intervals with such statements and reports regarding the Collateral, Borrower's financial condition and the results of Borrower's operations, in addition to those otherwise herein required, as Administrative Lender may request from time to time.

SECTION 7.13  PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS

     Perform and observe all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations, other than such failures the consequences of which in the aggregate are not reasonably likely to have a Material Adverse Effect.

SECTION 7.14  FISCAL YEAR; ACCOUNTING PRACTICES

     Notify Administrative Lender of any material change in its accounting practices.

SECTION 7.15  ENVIRONMENTAL

     (a) Promptly give notice to Administrative Lender upon obtaining knowledge of (i) any claim, injury, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third-party claimant that could result in Borrower or any Subsidiary incurring Environmental Liabilities and Costs or (ii) the discovery of any Release at, on, under or from any real property, facility or equipment owned or leased by Borrower or a Subsidiary in excess of reportable or allowable standards or levels under any applicable Environmental Law, or in any manner or amount that could reasonably be expected to result in Borrower or any Subsidiary incurring Environmental Liabilities and Costs.

     (b) Upon discovery of the presence on any property owned or leased by Borrower or a Subsidiary of any Contaminant that reasonably could be expected to result in Environmental Liabilities and Costs, take all Remedial Action required by applicable Environmental Law.

SECTION 7.16  FINANCIAL CONDITION

     (a) Maintain Borrower's financial condition on a consolidated basis as follows using GAAP consistently with prior practices, except to the extent modified by the definitions herein:

          (i) a Fixed Charge Coverage Ratio of not less than 1.5:1;

          (ii) the ratio of EBITDAR to Interest Expense and Rents of not less than 1.75:1;

          (iii) a Funded Debt Ratio of not more than 4.5:1;

          (iv) a Senior Funded Debt Ratio of not more than 3.75:1; and

          (v) consolidated net worth of not less than the sum of (A) $42,049,000 less, (B) the one-time restructuring charge for the Redmond, Washington facility for the quarter ending March 31, 1999 plus (C) 50% of Borrower's positive consolidated net income for each quarter beginning with the quarter ended March 31, 1999.

     (b) As used herein, the following terms shall have the meanings set forth below:

          (i) "Debt for Borrowed Money" means, without duplication, as of any date, all of Borrower's (A) indebtedness for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (B) obligations evidenced by notes, bonds, debentures or similar instruments, (C) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (D) Capitalized Lease Obligations and (E) obligations under Other Leases.

          (ii) "EBITDA" means, as of the end of a fiscal quarter, Borrower's consolidated net income after taxes for the twelve months ending with such quarter plus (A) the sum of the amounts for such twelve month period included in determining such net income of (i) consolidated interest expense, (ii) consolidated income tax expense, (iii) consolidated depreciation expense, (iv) consolidated amortization expense, (v) extraordinary non-cash losses and charges and other non-recurring non-cash losses and charges and (vi) if the quarter ending March 31, 1999 is included within such twelve month period, the lesser of $4,000,000 or the cash portion of the one-time restructuring charge for the Redmond, Washington facility for the quarter ending March 31, 1999; less (B) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary non-cash gains for such twelve month period.

          (iii) "EBITDAR" means, as of the end of a fiscal quarter, EBITDA plus the sum of consolidated operating lease expense and consolidated synthetic lease expense for the twelve months ending with such quarter.

          (iv) "Fixed Charge Coverage Ratio" means, as of the end of a fiscal quarter, the ratio of EBITDA to the sum of the following for the twelve months ending with such quarter: (A) consolidated scheduled or required principal payments of long-term debt, (B) consolidated scheduled or required payments of Capitalized Lease Obligations and (C) consolidated interest expense.

          (v) "Funded Debt" means, as of any date, all outstanding Debt for Borrowed Money (including the current portion thereof) with an original maturity in excess of one year or extendible at a creditor's option for a period of more than one year from the date of creation thereof less the outstanding balance of the 9.0% Subordinated Convertible facility issued in December, 1998.

          (vi) "Funded Debt Ratio" means, as of the end of a fiscal quarter, the ratio of Funded Debt outstanding on such date to EBITDA.

          (vii) "Interest Expense and Rents" means, as of the end of a fiscal quarter, the sum of the following for the twelve months ending with such quarter: (A) interest expense, (B) operating lease expense and (C) synthetic lease expense.

          (viii) "Senior Funded Debt" means, as of any date, Funded Debt less indebtedness that has been subordinated in writing on terms acceptable to Administrative Lender in favor of the prior payment in full in cash of the Obligations.

          (ix) "Senior Funded Debt Ratio" means, as of the end of a fiscal quarter, the ratio of Senior Funded Debt to EBITDA.

SECTION 7.17  LIENS

     Keep the Collateral free and clear of all Liens, except Permitted Liens.

SECTION 7.18  INTEREST RATE PROTECTION

     Maintain at all times an interest rate protection agreement with respect to not less than $20,000,000 of variable rate debt on terms and with one or more counterparties reasonably acceptable to Administrative Lender.

SECTION 7.19  FURTHER ASSURANCES

     At the request of Administrative Lender at any time and from time to time, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at Borrower's expense. Administrative Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and issuing Letters of Credit contained herein are satisfied. In the event of such request by Administrative Lender, each Lender may, at its option, cease to make any further Loans or provide any further Letters of Credit until Administrative Lender has received such certificate and, in addition, Administrative Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Administrative Lender to execute and file one or more UCC financing statements signed only by Administrative Lender.

                        ARTICLE VIII. NEGATIVE COVENANTS
                        ------------

     Borrower covenants that so long as Lenders remain committed to extend credit to Borrower pursuant to the terms hereof or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower under any of the Loan Documents remain outstanding, and until payment in full, in cash, of all Obligations, Borrower will not, without the prior written consent of Majority
Lenders:

SECTION 8.1  LIENS

     Create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except Permitted Liens.

SECTION 8.2  INDEBTEDNESS

     Borrower and Subsidiaries, on a consolidated basis, create or suffer to exist any Indebtedness except:

     (a) the Obligations;

     (b) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or liabilities for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with industry practice in respect of arm's length transactions and the past practice of Borrower

     (c) Indebtedness of Borrower outstanding on the Closing Date and reflected on its December 31, 1998 financial statements or on Section 5.19 of the Disclosure Schedule and all renewals, extensions, refinancing or refunding of such Indebtedness in a principal amount which does not exceed the then outstanding principal amount, together with all prepayment fees, penalties and expenses in respect of the Indebtedness being renewed, extended, refinanced or refunded, provided each such renewal, extension, refinancing or refunding is on terms and conditions no less favorable to the creditors than the Indebtedness being renewed, extended, refinanced or refunded;

     (d) Indebtedness in an aggregate principal amount at any time outstanding not in excess of the lesser of (i) $10,000,000 (in addition to the Indebtedness otherwise described in this Section 8.2) or (ii) an amount which, after giving pro forma effect to the incurrence thereof and the application of the proceeds thereof, would not cause a breach of the covenants in Section 7.16;

     (e) Indebtedness arising by virtue of a Sale/Leaseback Transaction;

     (f) Indebtedness subordinated in writing on terms acceptable to Administrative Lender and Majority Lenders in favor of the prior payment in full in cash of the Obligations; and

     (g) Indebtedness under Interest Rate Contracts with KeyBank.

SECTION 8.3  RESTRICTED PAYMENTS, REDEMPTIONS

     (a) Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents except (i) dividends paid to Borrower and
(ii) dividends paid by Borrower solely in Stock or Stock Equivalents of Borrower;

     (b) purchase, redeem or otherwise acquire for value any of Borrower's Stock or Stock Equivalents;

     (c) make any change in its capital structure, including, without limitation, the creation of new classes or types of Stock or Stock Equivalents; or

     (d) prepay or redeem any Indebtedness that is subordinated to the Obligations or make any payment in respect of such Indebtedness at any time that a Default is continuing or would be caused by such payment.

SECTION 8.4  MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC.

     (a) Merge or consolidate with any Person or acquire all or substantially all of (i) the Stock or Stock Equivalents of any Person, (ii) the assets of any Person or (iii) the assets constituting the business of a division, branch or other unit operation of any

Person, except for transactions involving aggregate consideration from Borrower of less than $8,000,000 of Borrower's Stock and $3,000,000 of other consideration (including, without limitation, assumption of liabilities and non-competition payments), in each event provided that no Default results from such transaction and provided that Borrower takes such action, if any, as is necessary to perfect Administrative Lender's Lien therein for the benefit of the Lenders; or

     (b) Sell, convey, transfer, lease or otherwise dispose of any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of Borrower, except (i) Permitted Liens, (ii) the sale or disposition of inventory in the ordinary course of business and/or assets which have become obsolete or are replaced in the ordinary course of business, (iii) during any fiscal year of Borrower, the sale or other disposition of equipment having an aggregate book value of less than $1,000,000, (iv) real property having an aggregate net book value of $3,500,000,
(v) Sale/Leaseback Transactions and (vi) as permitted by Section 8.4(a) or
Section 8.5.

SECTION 8.5  INVESTMENTS IN OTHER PERSONS

     Directly or indirectly, make or maintain any loan or advance to any other Person or own, purchase or otherwise acquire any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or otherwise invest in, any other Person (any such transaction being an "Investment"), except:

          (a) Investments in Accounts, contract rights and chattel paper, notes receivable and similar items arising or acquired in the ordinary course of business consistent with Borrower's past practice;

          (b) incidental advances to employees of Borrower in the ordinary course of business;

          (c) Investments in direct obligations to the United States of America or any agency thereof, banker's acceptances and certificates of deposit issued by any commercial bank in the United States of America;

          (d) loans to others not exceeding $250,000 in the aggregate outstanding at any time;

          (e) Investments referenced on Section 8.5 of the Disclosure Schedule;

          (f) Investments in Subsidiaries not exceeding $4,000,000 in the aggregate; and

          (g) Investments that would otherwise be prohibited by this Section 8.5 provided that the aggregate outstanding amount of such Investments made in any fiscal year is less than $1,000,000.

SECTION 8.6  CHANGE IN NATURE OF BUSINESS

     Directly or indirectly engage in any business activity not directly related to its current business activity.

SECTION 8.7  GUARANTIES

     Except for up to $5,000,000 of guaranties of the obligations of its Malaysian Subsidiary, guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other Person except any of the foregoing required by this Agreement.

SECTION 8.8  PLANS

     (a) Adopt or become obligated to contribute to any Plan subject to Title IV or any multiemployer Plan or any other Plan subject to Section 412 of the Internal Revenue Code (except for any such Plan listed on the Disclosure Schedule on the Closing Date), (b) establish or become obligated with respect to any new welfare benefit Plan, or modify any existing welfare benefit Plan, which is reasonably likely to result in an increase of the present value of future liabilities for post-retirement life insurance and medical benefits, or (c) establish or become obligated to contribute to any new unfunded pension Plan, or modify any existing unfunded pension Plan, which is reasonably likely to result in an increase in the present value of future unfunded liabilities under all such plans.

SECTION 8.9  CANCELLATION OF INDEBTEDNESS OWED TO IT

     Cancel any claim or Indebtedness owed to it except for legitimate business purposes in the reasonable judgment of Borrower and in the ordinary course of business.

SECTION 8.10  MARGIN REGULATIONS

     Use the proceeds of any Loans to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

SECTION 8.11  ENVIRONMENTAL

     Permit any lessee or any other Person to dispose of any Contaminant by placing it in or on the ground or waters of any property owned or leased by Borrower or any of its Subsidiaries, except in material compliance with Environmental Law or the terms of any Permit or other than those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

SECTION 8.12  TRANSACTIONS WITH AFFILIATES

     Enter into any transaction directly or indirectly with or for any affiliate except in the ordinary course of business on a basis no less favorable to such affiliate than would be obtained in a comparable arm's length transaction with a Person not an affiliate involving assets that are not material to the business and operations of Borrower.

SECTION 8.13  NEW COLLATERAL LOCATION; NAME CHANGE

     Open any new location or change its name unless (i) Borrower gives Administrative Lender (a) thirty (30) days prior written notice of the intended name change, (b) thirty (30) days prior written notice of the intended opening of such new location if the assets of Borrower to be located at such location will be, or are expected to be, in excess of $1,000,000 or (c) written notice of such new location within ten (10) days after the opening thereof if advance notice is not required under item (b) above and if the location is not in a state in which Administrative Lender has previously filed a UCC-1 financing statement, and (ii) Borrower executes and delivers to Administrative Lender such agreements, documents and instruments as Administrative Lender may deem reasonably necessary or desirable to protect its interests in the Collateral, including, without limitation, UCC-1 financing statements. Borrower hereby gives Administrative Lender notice that Borrower will relocate its chief executive office and principal place of business on or about May 15, 1999 to 19801 S.W. 72nd Avenue, Suite 300, Tualatin, Oregon.

                          ARTICLE IX. EVENTS OF DEFAULT
                          ----------

SECTION 9.1  EVENTS OF DEFAULT

     The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay when due any amount payable under any of the Loan Documents;

     (b) any financial statement or certificate furnished to Administrative Lender or any Lender in connection with, or any representation or warranty made by Borrower under any of the Loan Documents shall prove to be false or misleading in any material respect when furnished or made;

     (c) Borrower shall fail to provide any certificate, report or other information which it is required to provide pursuant to Section 7.3 or Section
7.9 on the date specified in Section 7.3 or Section 7.9; provided that unless Borrower has previously failed to provide any required certificate, report or other information by the required date on two prior occasions within the preceding 12 months such failure shall be considered an Event of Default only if Borrower fails to provide such certificate, report or other information within five Business Days (two Business Days with respect to Section 7.9(a)) of the earlier of (i) the date Borrower has knowledge of its failure to so provide such certificate, report or other information, or (ii) the date Administrative Lender, at the request of a Lender, notifies Borrower of such failure;

     (d) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in Sections 7.5, 7.10, 7.11, 7.12, 7.14, 7.16, 8.2, 8.3, 8.4, 8.5, 8.7 and 8.13;

     (e) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in any Loan Document (other than those referred to in subsections (a) through (d) above) for 10 days after written notice thereof has been given to Borrower by the Administrative Lender at the request of any Lender;

     (f) any breach by Borrower in the payment or performance of any obligation under the terms of any contract or instrument (other than any of the Loan Documents) evidencing Indebtedness in excess of $100,000 if such breach has not been cured to the satisfaction of the affected creditor or waived by such creditor within the later of any applicable cure period provided under the contract or instrument or 15 days after the breach occurred;

     (g) any judgment(s), order(s) or writ(s) in excess of an aggregate of $500,000 is/are rendered or entered against Borrower and/or one or more Significant Subsidiaries, except any judgment for which Borrower is fully insured and with respect to which the insurer has admitted in writing its liability for the full amount thereof or except if the enforcement of such judgment, order or writ has been stayed or the liability thereon bonded in a manner and on terms reasonably satisfactory to Administrative Lender; or the service of notice(s) of levy and/or of writ(s) of attachment or execution, or other like process, against any of the assets of Borrower and/or one or more Significant Subsidiaries with respect to obligations in excess of an aggregate of $500,000;

     (h) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally be unable to or fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seek to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or other Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower and is not dismissed, stayed or vacated within sixty (60) days thereafter; Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors; as used herein;

     (i) any tax lien (other than a Permitted Lien) greater than $50,000 shall have been filed against Borrower or any of its property by any federal, state, or municipal authority;

     (j) if any of the following events occur: (a) any Plan incurs any "accumulated funding deficiency" (as defined in ERISA) whether waived or not,
(b) Borrower or any affiliate engages in any "prohibited transaction" (as defined in ERISA), (c) any Plan is terminated, (d) a trustee is appointed by an appropriate United States district court to administer any Plan, or (e) the PBGC institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

     (k) the dissolution or liquidation of Borrower, or Borrower or its directors or stockholders shall take action seeking to effect the dissolution or liquidation of Borrower;

     (l) there shall exist or occur any event or condition that Majority Lenders in Good Faith believe impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of any of the Obligations; or

     (m) any Person becomes an Acquiring Person, and at such time or at any time thereafter, any Person is or becomes the Beneficial Owner of that number of shares of Borrower's common stock ("Shares") that is more than 90% of the number of Shares beneficially owned at such time by Robert Praegitzer. For purposes of this item (m), the following terms have the meanings indicated:

               (A) "Acquiring Person" means any Person (other than a Person who owns 10% or more of the Shares on the Closing Date) who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Shares then outstanding, but shall not include Borrower, any Subsidiary, any employee benefit plan of Borrower or any Subsidiary, or any entity holding Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Shares which, by reducing the number of Shares outstanding, increases the proportionate number of Shares beneficially owned by such Person to 15% or more of the outstanding Shares; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the outstanding Shares by reason of Share purchases by Borrower and, after such Share purchases by Borrower, becomes the Beneficial Owner of any additional Shares, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if Borrower's Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Shares so that such Person would no longer be an "Acquiring Person" then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

               (B) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

               (C) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates has (x) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (y) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to item (C)(ii)(y) above) or disposing of any securities of Borrower.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of Borrower, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

SECTION 9.2  REMEDIES

     (a) During the continuance of any Event of Default (other than an Event of Default referred to in Section 9.1(h) hereof), Administrative Lender may, with the consent of the Majority Lenders, or shall, upon instructions from the Majority Lenders, by written notice to Borrower, (i) terminate the obligations of the Lenders to extend any further credit under any of the Loan Documents,
(ii) declare all indebtedness of Borrower under the Loan Documents to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, and/or take such enforcement action as is permitted under this Section 9.2. Upon the occurrence or existence of any Event of Default described in Section 9.1(h) hereof, immediately and without notice, (A) the obligations, if any, of Lenders to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (B) all indebtedness of Borrower under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing remedies, during the continuance of any Event of Default, Administrative Lender may exercise any other right, power or remedy granted to it or the Lenders under any Loan Document or permitted to it or the Lenders by law, either by suit in equity or by action at law, or both. Immediately after taking any action under this
Section 9.2, Administrative Lender shall notify each Lender of such action.

     (b) During the continuance of an Event of Default, Administrative Lender, in addition to any other rights and remedies contained in the Loan Documents, shall have all of the rights and remedies of a secured party under the Code and all other applicable law, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. Administrative Lender may cause the Collateral to remain on Borrower's premises, at Borrower's expense, pending sale or other disposition thereof. Administrative Lender shall have the right to conduct such sales on Borrower's premises or elsewhere, at Borrower's expense, on such occasion(s) as Administrative Lender may see fit, and Borrower, at Administrative Lender's request, will, at Borrower's expense, assemble the Collateral and make it available to Administrative Lender at such place(s) as Administrative Lender may reasonably designate from time to time. Any sale, lease or other disposition by Administrative Lender of the Collateral, or any part thereof, may be for cash or other value. Borrower shall execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, deeds, waivers, certificates and affidavits and take such further action as Administrative Lender shall reasonably require in connection with such sale, and Borrower hereby constitutes Administrative Lender as its attorney-in-fact to execute any such instrument, document, assignment, deed, waiver, certificate or affidavit on behalf of Borrower and in its name. Borrower acknowledges that portions of the Collateral may be difficult to preserve and dispose of and may be subject to complex maintenance and management; accordingly, Administrative Lender shall have the widest possible latitude in the exercise of its rights and remedies hereunder.

     (c) Administrative Lender is hereby granted a license and right to use, without charge upon the occurrence and during the continuance of an Event of Default and until the Obligations are fully and finally paid in cash, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material or any property of a similar nature in completing the production, advertising for sale and sale of any Collateral.

     (d) Any notice required to be given by Administrative Lender with respect to any of the Collateral which notice is given pursuant to Section 11.1 and deemed received pursuant to Section 11.1 at least ten (10) days before a sale, lease, disposition or other intended action by Administrative Lender with respect to any of the Collateral shall constitute fair and reasonable notice to Borrower of any such action. A public sale in the following fashion shall be conclusively presumed to be reasonable: (i) the sale is held in a county where any part of the Collateral is located or in which Borrower has a place of business; (ii) the sale is conducted by auction, but it need not be by a professional auctioneer; and (iii) any Collateral is sold as is and without any preparation for sale; and (iv) Borrower is given notice of such public sale pursuant to the preceding sentence.

     (e) Upon the occurrence and during the continuance of an Event of Default, Administrative Lender shall have, with respect to Rights to Payment, all rights and powers to: (i) direct any and all account debtors to make all payments in respect of the Rights to Payment directly to Administrative Lender or otherwise demand payment of any or all of the Rights to Payment; (ii) enforce payment of any or all of the Rights to Payment by legal proceedings or otherwise; (iii) exercise Borrower's rights and remedies with respect to any actions or proceedings brought to collect a Right to Payment; (iv) sell or assign any Right to Payment upon such terms, for such amount and at such time or times as Administrative Lender deems advisable; (v) settle, adjust, compromise, extend or renew a Right to Payment; (vi) discharge or release any Right to Payment; and
(vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or any similar document against an account debtor, and to otherwise exercise the rights granted herein.

     (f) Administrative Lender shall have no obligation to preserve any rights to the Collateral against any Person. Administrative Lender shall be under no obligation

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
to make any demand upon or pursue or exhaust any rights or remedies against Borrower or others with respect to payment of the Obligations, or to pursue or exhaust any rights or remedies with respect to any of the Collateral or any other security for the Obligations, or to marshal any assets in favor of Borrower or any other Person against or in payment of any or all of the Obligations.

     (g) Borrower shall pay to Administrative Lender (for distribution to the Lenders, as appropriate), on demand and as part of the Obligations, all costs and expenses, including court costs and costs of sale, incurred by Administrative Lender or any Lender in exercising any of its rights or remedies hereunder, and all costs and expenses incurred in connection with any review of any part of the Collateral by a collateral analyst employed by Administrative Lender (including, without limitation, Administrative Lender's then customary per diem charges for such analysts) if such review was conducted at any time during the continuation of an Event of Default.

SECTION 9.3  ADMINISTRATIVE LENDER AS BORROWER'S ATTORNEY

     Borrower hereby appoints Administrative Lender or any other Person whom Administrative Lender may designate, as Borrower's attorney, with power during the continuation of an Event of Default: to indorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Administrative Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Right to Payment, on drafts against customers, on schedules and assignments of Rights to Payment, on notices of assignment, financing statements and other public records, and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Administrative Lender; to receive, open and process all mail addressed to Borrower; and to do all things necessary to perfect Administrative Lender's security interest in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement. Provided Administrative Lender acts in a reasonable manner, Borrower ratifies and approves all acts of such attorney, and neither Administrative Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable until the Obligations have been fully paid in cash or the financing arrangements between Administrative Lender and Borrower are terminated, whichever shall later occur.

                        ARTICLE X. ADMINISTRATIVE LENDER
                        ---------

SECTION 10.1  AUTHORIZATION AND ACTION

     Each Lender hereby appoints KeyBank as Administrative Lender and authorizes Administrative Lender to perform the functions of the Administrative Lender under the Loan Documents, and to take such actions on such Lender's behalf and to exercise such powers and perform such duties under the Loan Documents as are expressly delegated to Administrative Lender by the terms thereof, together with such other powers as are reasonably incidental thereto. Administrative Lender shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against Administrative Lender. Notwithstanding anything to the contrary contained herein, Administrative Lender shall not be required to take any action which is contrary to any Loan Document or applicable law. Neither Administrative Lender nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by Borrower contained in any Loan Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or for any failure by Borrower to perform its respective obligations hereunder or thereunder. Administrative Lender may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Lender nor any of its directors, officers, employees or agents shall be responsible to any Lender for any action taken or omitted to be taken by it or them under any Loan Document or in connection therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Administrative Lender shall take such action with respect to the Loan Documents as shall be directed by the Majority Lenders. Upon the request of a Lender, Administrative Lender shall request information from Borrower under Section 7.3(i).

SECTION 10.2  RELIANCE BY ADMINISTRATIVE LENDER

     Administrative Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, fax, or telex) or telephonic notice believed by it in good faith to be genuine and correct and to have been signed, sent or made by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (including opinions of Borrower's counsel), independent accountants and other experts selected by Administrative Lender with reasonable care. As to any matters not expressly provided for by this Agreement, Administrative Lender shall not

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
be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Majority Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Loan Document in accordance with the instructions of the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

SECTION 10.3  DEFAULTS

     Administrative Lender shall not be deemed to have knowledge or notice of the occurrence of a Default unless Administrative Lender has received a notice from a Lender or Borrower referring to this Agreement, describing such Default and expressly stating that such notice is a "notice of default". If Administrative Lender receives such notice of the occurrence of a Default, Administrative Lender shall promptly give notice thereof to the Lenders. Administrative Lender thereupon shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders; provided however, that unless and until Administrative Lender shall have received directions, Administrative Lender may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

SECTION 10.4  INDEMNIFICATION

     Without limiting the obligations of Borrower hereunder, each Lender agrees to indemnify Administrative Lender, ratably, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including at any time following payment of such obligations) be imposed on, incurred by or asserted against Administrative Lender in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents or any action taken or omitted by Administrative Lender under or in connection herewith or therewith; provided however, that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Lender's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Administrative Lender promptly on demand for its ratable share of any amounts payable but not paid by Borrower under Section 11.2 hereof. Administrative Lender shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by Administrative Lender by reason of taking or continuing to

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take any such action. This Section 10.4 shall survive the payment in full and performance of all of Borrower's other Obligations.

SECTION 10.5  NON-RELIANCE ON ADMINISTRATIVE LENDER

     Each Lender represents that it has, independently and without reliance on Administrative Lender or any other Lender, and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the financial condition and affairs of Borrower and decision to enter into this Agreement. Each Lender agrees that such Lender will, independently and without reliance upon Administrative Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each Lender acknowledges that Administrative Lender has not made any representation or warranty to it with respect to the financial condition or affairs of Borrower or any Loan Document, and that no act by Administrative Lender hereafter, including any review of any of such matters, shall be deemed to constitute any such representation or warranty by Administrative Lender to any Lender. Neither Administrative Lender nor any Lender shall be required to keep informed as to the performance or observance by Borrower of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Administrative Lender hereunder, neither Administrative Lender nor any Lender shall have any duty or responsibility to provide any Lender with any credit or other information concerning Borrower, which may come into the possession of Administrative Lender or such Lender, or any of its or their affiliates.

SECTION 10.6  SUCCESSOR ADMINISTRATIVE LENDER

     Administrative Lender may resign at any time by giving thirty (30) days' written notice thereof to the Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Lender. If no successor Administrative Lender shall have been appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Lender's giving of notice of resignation, then the retiring Administrative Lender may, on behalf of the Lenders, appoint a successor Administrative Lender to serve until such time as Majority Lenders appoint a successor Administrative Lender. Upon the acceptance of any appointment as Administrative Lender hereunder by a successor Administrative Lender, such successor Administrative Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Lender, and the retiring Administrative Lender shall be discharged from its duties and obligations hereunder. The provisions of this Article X shall continue in effect for the benefit of any retired Administrative Lender in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Lender.

SECTION 10.7  ADMINISTRATIVE LENDER IN ITS INDIVIDUAL CAPACITY

     Administrative Lender and its affiliates may make loans to, accept deposits from, own securities of and generally engage in any kind of business with Borrower, as though Administrative Lender were not Administrative Lender hereunder, without any duty to give notice thereof or account therefor to any Lender. KeyBank as a Lender shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Lender, and the terms "Lender" or "Lenders" shall include KeyBank in each such capacity.

SECTION 10.8  MATTERS REGARDING COLLATERAL

     (a) Administrative Lender is hereby irrevocably authorized at its option and in its discretion, to release any Lien granted to or held by Administrative Lender upon any Collateral (i) upon termination of the Commitments, satisfaction of all Obligations and termination of this Agreement, (ii) constituting property being sold or disposed of in accordance with this Agreement if Borrower certifies to Administrative Lender that the sale or disposition is made in compliance with the provisions of this Agreement (and Administrative Lender may rely in Good Faith conclusively on any such certificate, without further inquiry), or (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended. In addition, Administrative Lender, with the consent of all Lenders, may release all or any portion of the Collateral.

     (b) So long as no Event of Default is continuing, upon confirmation from the requisite percentage set forth above of Lenders, of Administrative Lenders' authority to release any Collateral, and upon at least ten Business Days prior written request by Borrower, Administrative Lender shall, and is hereby irrevocably authorized by Lenders to, execute such documents as may be necessary to evidence the release of the Liens upon such Collateral; provided, however, that Administrative Lender shall not be required to execute any such document on terms which, in Administrative Lender's opinion, would expose Administrative Lender to liability or

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create any obligation or entail any consequence other than the release of such
Liens without recourse or warranty.

     (c) Administrative Lender shall have no obligation to any Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to an Administrative Lender on behalf of Lenders have been properly, sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Lender in any of the Loan Documents, it being understood and agreed that in respect of the Collateral or any act, omission or event related thereto, Administrative Lender may act in any manner it may deem appropriate, in its discretion, given Administrative Lender's own interest in the Collateral as one of the Lenders and that Administrative Lender shall have no duty or liability whatsoever to any of the other Lenders with respect thereto.

SECTION 10.9  AGENCY FOR PERFECTION

     Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Administrative Lender's and Lenders' security interests in Collateral which, under any applicable law, can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Administrative Lender thereof, and, promptly upon Administrative Lender's request therefor, shall deliver such Collateral to Administrative Lender or in accordance with Administrative Lender's instructions. Administrative Lender may file such proofs of claim or documents as may be necessary or advisable in order to have the claims of Administrative Lender and the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Lender and Lenders, their respective agents, financial advisors and counsel), allowed in judicial proceedings relative to Borrower and/or the Subsidiaries, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims. Any custodian in any judicial proceeding relative to Borrower and/or the Subsidiaries is hereby authorized by each Lender to make payment to the Administrative Lender and if the Administrative Lender shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Lender any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Lender, its agents, financial advisors and counsel, and any other amounts due Administrative Lender. Nothing contained in the Loan Documents shall be deemed to authorize Administrative Lender to authorize or consent to or accept or

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adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations, or the rights of any holder thereof, or to advise Administrative Lender to vote in respect of the claim of any Lender in any such proceeding, except as specifically permitted herein.

SECTION 10.10  EXERCISE OF REMEDIES

     Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Loan Document or to realize upon any Collateral, it being understood and agreed that such rights and remedies may be exercised only by Administrative Lender.

SECTION 10.11  SYNDICATION AGENT

     None of the Lenders identified as a "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity. Each Lender acknowledges that it has not relied on and will not rely on any Lender identified as a "Syndication Agent" in deciding to enter into this Agreement or in taking or not taking any action hereunder.

                            ARTICLE XI. MISCELLANEOUS
                            ----------

SECTION 11.1  NOTICES

     Except as specified otherwise herein, all notices, requests and demands which any party is required or may desire to give to any other party under this Agreement must be in writing, addressed to Administrative Lender and each Lender at its address or fax number set forth as the "Address for Notices" for Administrative Lender or such Lender in Schedule I hereto, and addressed to Borrower at the following address or fax number:

     Borrower:      Praegitzer Industries, Inc.
                    1270 S.E. Monmouth Cutoff
                    Dallas, OR 97338
                    Attn: Vice President, Finance
                    Fax: (503) 623-5438

or to such other address or fax number as any party may designate for itself by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) three Business Days following deposit in the United States mails, with first class postage prepaid, (b) the next Business Day after such

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
notice was delivered to a regularly scheduled overnight delivery, or (c) upon receipt of notice given by fax, mailgram, telegram, telex, or personal delivery.

SECTION 11.2  COSTS, EXPENSES, ATTORNEYS' FEES

     Borrower shall pay immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy, (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise), incurred by Administrative Lender, Swingline Lender, L/C Bank and/or any Lender in connection with (a) the negotiation and preparation of the Loan Documents, (b) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Administrative Lender's, Swingline Lender's, L/C Bank's and/or Lender's rights (except in a dispute solely between Lenders), including, without limitation, periodic collateral examinations (provided that Borrower shall not be responsible for the costs and expenses of more than two collateral examinations conducted in any calendar year unless such examinations were conducted at a time when a Default was continuing), and/or the collection of any amounts which become due under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

SECTION 11.3  INDEMNIFICATION

     To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and hold harmless each of the Administrative Lender, Swingline Lender, L/C Bank and Lenders and each of their respective officers, directors, shareholders, employees, agents, attorneys and affiliates (collectively, "Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) and other reasonable expenses, including the allocated costs and expenses of internal counsel) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to this Agreement, any other Loan Document, including without limitation any use by Borrower of any Loan proceeds, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Administrative Lender, Swingline Lender, L/C Bank and/ or any Lender believes is covered by this

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
indemnity, such Indemnitee shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to such Lender. Such Lender may also require Borrower to defend the matter. Any failure or delay of such Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Section 11.3 but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice. This Section 11.3 shall survive the payment in full and performance of all of Borrower's other Obligations.

SECTION 11.4  WAIVERS, AMENDMENTS

     Any term, covenant, agreement or condition of any Loan Document may be amended or waived if such amendment or waiver is in writing and is signed by the Majority Lenders (or by Administrative Lender with written consent of the Majority Lenders), Borrower and any other party thereto; provided however, that any amendment, waiver or consent which affects the rights or duties of Administrative Lender, Swingline Lender or L/C Bank must be in writing and be signed also by the affected Administrative Lender, Swingline Lender or L/C Bank; and provided further, that any amendment, waiver or consent which effects any of the following changes must be in writing and signed by all Lenders (or by Administrative Lender with the written consent of all Lenders):

     (a) increases the maximum amount of credit available hereunder;

     (b) extends the maturity date of any Loan;

     (c) reduces the principal of, or interest (including default rate interest) on, any Loan or any fees or other amounts payable for the account of the Lenders hereunder;

     (d) postpones or conditions any date fixed for any payment of the principal of, or interest on, any Loan or any fees or other amounts payable for the account of the Lenders hereunder;

     (e) waives or amends Section 10.11 or this Section 11.4;

     (f) amends the definition of Majority Lenders or any provision of this Agreement requiring approval of the Majority Lenders or some other specified amount of Lenders;

     (g) increases or decreases the Commitment or the Ratable Portion of any Lender (other than through an assignment under Section 11.5 hereof);

     (h) changes in any manner the method of computing interest or any fee payable under this Agreement;

     (i) changes or modifies in any manner the amount or application of the Inventory Sublimit;

     (j) increases the advance rates applicable to Eligible Accounts and Eligible Inventory under the Borrowing Base;

     (k) except as permitted in Section 10.8(a), releases any Collateral; or

     (l) waives any of the conditions set forth in Article VI.

     Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11.5  SUCCESSORS AND ASSIGNS

     (a) Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, Administrative Lender, Swingline Lender, L/C Bank, the Lenders, all future holders of the Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Administrative Lender and each Lender. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

     (b) Participations. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan or Letter of Credit Obligations owing to such Lender, any Note held by such Lender, or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant,
(i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Note for all purposes under this Agreement, and (iv) Borrower and Administrative Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Participants shall have no rights under this Agreement or any other Loan Document except as provided below. No Lender shall sell any participating interest under which the Participant shall have any rights to vote on any amendment or waiver of this Agreement or any other Loan Document; provided however, that any agreement under which any Lender sells a participating interest to a Participant may require the selling Lender to obtain the consent of such Participant in order for such Lender to agree in writing to any amendment of a type specified in Section 11.4 hereof. No agreement under which any Lender sells a participating interest to a Participant other than a Lender may permit the Participant to transfer, pledge, assign, sell participations in or otherwise encumber its participating interest. If any amount outstanding under the Loan Documents is due and unpaid, each Participant shall have all the rights of a "Lender" under Section 11.6 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided however, that such rights of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
Section 2.7(b) hereof. Borrower also agrees that any Lender which has transferred all or part of its interests in the Loans and the Letter of Credit Obligations to one or more Participants shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections
2.8 and 2.11 hereof, as if such Lender had not made such transfer.

     (c) Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, sell and assign to any Lender, any affiliate of a Lender or any other bank or financial institution (individually, an "Assignee") all or any portion of its rights and obligations under this Agreement and the other Loan Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an Assignment and Assumption Agreement in the form of Exhibit H attached hereto (an "Assignment Agreement") executed by each Assignee and such assignor Lender (an "Assignor") and delivered to Administrative Lender for its acceptance and recording in the Register (as defined below); provided however, that: (i) each Assignment shall be in a minimum amount of $10,000,000; (ii) if the Assignment is not an assignment of Assignor's entire Commitment, Assignor maintains a minimum Commitment of $10,000,000; and (iii) each Assignment which is not to an Assignee which, immediately prior to such assignment is a Lender hereunder or an affiliate thereof, shall be made only with the written consent of Administrative Lender, which consent shall not be unreasonably withheld. Upon the execution, delivery, acceptance and recording of each Assignment Agreement, from and after the effective date set forth therein, (A) each Assignee thereunder shall be a Lender hereunder with a Commitment as set forth in Section 1 of such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Loan Documents, and (B) the Assignor thereunder shall be a Lender with a Commitment as set forth in Section 1 of such Assignment Agreement, or, if the Commitment of the Assignor has been reduced to zero, the Assignor shall cease to be a Lender; provided however, that each Assignor shall nevertheless be entitled to the indemnification rights contained in Section 11.3 hereof for any events, acts or omissions occurring before the effective date of its Assignment. Each Assignment Agreement shall be deemed to amend Schedule I hereto to the extent necessary to reflect the addition of each Assignee and the resulting adjustment of Commitments arising from the purchase by each Assignee of all or a portion of the rights and obligations of an Assignor under this Agreement and the other Loan Documents. On or prior to the effective date of any Assignment, Borrower, at its own expense, shall execute and deliver to Administrative Lender, in exchange for the surrendered Note of the Assignor thereunder, a new Note to the order of the Assignee thereunder (with each new Note to be in an amount equal to the Commitment assumed by such Assignee) and, if the Assignor has retained a Commitment hereunder, a new Note to the order of the Assignor (with the new Note to be in an amount equal to the Commitment retained by the Assignor), and otherwise in the form of the Note replaced thereby. Any Note surrendered by the Assignor shall be returned by Administrative Lender to Borrower marked "Exchanged".

     (d) Register. Administrative Lender shall maintain at Administrative Lender's Office a copy of each Assignment Agreement delivered to and accepted by Administrative Lender and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Lender and the Lenders may treat each entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate of a Lender, by Borrower and Administrative Lender) together with payment by such Assignee to Administrative Lender of a registration and processing fee of $2,500, Administrative Lender shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of such Assignment record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower. Administrative Lender may, from time to time at its election, prepare and deliver to the Lenders and Borrower a revised Schedule I reflecting the names, addresses and respective Commitments of all Lenders then parties hereto.

     (f) Confidentiality. Without limitation, Administrative Lender and the Lenders may disclose the Loan Documents, and any financial or other information relating to Borrower, to each other, to their respective affiliates, auditors and legal counsel, to any potential Participant or Assignee and to governmental and regulatory authorities to the extent that such disclosure is required by law and as required in order to comply with a subpoena or order issued by a court of competent jurisdiction or by a legislative or regulatory body.

SECTION 11.6  SETOFF

     In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of Administrative Lender but without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, during the continuance of an Event of Default, to set-off and apply against any indebtedness, whether matured or unmatured, of Borrower to such Lender, any amount owing from such Lender or affiliate thereof to Borrower, at any time during the continuation of an Event of Default. This right of set-off may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of an Event of Default. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 11.7  NO WAIVER; CUMULATIVE REMEDIES

     No failure on the part of the Administrative Lender or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, powers, privileges and remedies that may otherwise be available to the Administrative Lender or any Lender.

SECTION 11.8  ENTIRE AGREEMENT, AMENDMENT

     This Agreement and the other Loan Documents constitute the entire agreement among Borrower, Administrative Lender and Lenders with respect to the Loans and the Letters of Credit and supersede all prior negotiations, communications, discussions, correspondence and agreements concerning the subject matter hereof. KeyBank and Borrower hereby acknowledge that their [Credit Agreement] dated April 12, 1996 is terminated and is of no further force or effect. This Agreement cannot be changed orally or by conduct of the parties and may be amended or modified only in writing signed by the party against whom enforcement is sought.

SECTION 11.9  NO THIRD PARTY BENEFICIARIES

     This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 11.10  TIME

     Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 11.11  SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 11.12  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

SECTION 11.13  SUBMISSION TO JURISDICTION

     EACH OF BORROWER, ADMINISTRATIVE LENDER, LETTER OF CREDIT ISSUING BANK, SWINGLINE LENDER AND LENDERS HEREBY: (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE STATE OF OREGON FOR THE PURPOSE OF ANY ACTION

OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS;
(B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND
(D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 11.14  WAIVER OF JURY TRIAL

     EACH OF BORROWER, ADMINISTRATIVE LENDER, LETTER OF CREDIT ISSUING BANK, SWINGLINE LENDER AND LENDERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

SECTION 11.15  COUNTERPARTS

     This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

SECTION 11.16  OREGON STATUTORY NOTICE

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989

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
CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                       PRAEGITZER INDUSTRIES, INC.
                                       (as Borrower)


                                       By: SCOTT GILBERT
                                           --------------------------------

                                       Title: VP, Finance
                                              -----------------------------



                                       KEYBANK BANK NATIONAL ASSOCIATION
                                       (as Administrative Lender)


                                       By: THOMAS A. CRANDELL
                                           --------------------------------

                                       Title: VP
                                              -----------------------------



                                       HELLER FINANCIAL, INC.
                                       (as Syndication Agent)


                                       By: FLORENCE GONG
                                           --------------------------------

                                       Title: VP
                                              -----------------------------

                                       KEYBANK NATIONAL ASSOCIATION
                                       (as a Lender)


                                       By: THOMAS A. CRANDELL
                                           --------------------------------

                                       Title: VP
                                              -----------------------------



                                       HELLER FINANCIAL, INC. (as a Lender)


                                       By: FLORENCE GONG
                                           --------------------------------

                                       Title: VP
                                              -----------------------------

                                  SCHEDULE III

                                Pricing Schedule


     "LIBOR Margin" means, for any day, the number of basis points set forth below in the column corresponding to the Pricing Level that applies on such day:

     Level I        Level II        Level III        Level IV        Level V
       250            225              200             175             150

     For purposes of this Pricing Schedule, the following terms have the following meanings:

     "Pricing Level" refers to the determination of which Level I, Level II, Level III, Level IV or Level V applies on any day.

     "Level I" applies on any day if, on such day, the applicable Funded Debt Ratio (as defined in Section 7.16 of the Agreement) is equal to or greater than 4:1.

     "Level II" applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or greater than 3.5:1 and less than 4:1.

     "Level III" applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or greater than 3:1 and less than 3.5:1.

     "Level IV" applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or greater than 2.5:1 and less than 3:1.

     "Level V" applies on any day if, on such day, the applicable Funded Debt Ratio is less than 2.5:1.

     As of a date, the applicable Funded Debt Ratio is to be based on the financial information most recently reported by Borrower pursuant to Section 7.3 of the Agreement; provided, however, that if the most recent report required pursuant to Section 7.3 has not been delivered, or if Administrative Lender reasonably objects to the accuracy of such report within five days after the receipt thereof, the next higher Level from the Level then in effect shall apply until such time as the delinquent report is delivered or Administrative Lender's objections are resolved to Administrative Lender's or Majority Lender's reasonable satisfaction.


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